UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

Corning Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2006 ANNUAL MEETING
AND PROXY STATEMENT
TABLE OF CONTENTS

Notice of 2006
Annual Meeting of Shareholders
and Proxy Statement

Notice of Annual Meeting

To Shareholders of Corning Incorporated:

You are cordially invited to attend the Annual Meeting of Corning Incorporated which will be held in The Corning Museum of Glass Auditorium, Corning, New York, on Thursday, April 27, 2006 at 11:00 o’clock A.M. The principal business of the meeting will be:

(1)	To elect five Directors for three year terms and one Director for a two year term;

(2)	To approve the amendment of the 2002 Worldwide Employee Share Purchase Plan;

(3)	To approve the adoption of the 2006 Variable Compensation Plan;

(4)	To approve the amendment of the 2003 Equity Plan for Non-Employee Directors;

(5)	To ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for the fiscal year ending December 31, 2006;

(6)	To consider a Shareholder Proposal described in the accompanying Proxy Statement, if presented at the meeting; and

(7)	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please vote by one of the following methods whether or not you plan to attend the meeting:

•	Via the internet.

•	By telephone.

•	By (see instructions on proxy card) returning the enclosed proxy card.

By order of the Board of Directors.

Denise A. Hauselt
Secretary and Assistant General Counsel

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831

February 27, 2006

About the Meeting

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 8, 2006.

When Is The Annual Meeting?

The annual meeting will be held on Thursday, April 27, 2006, at 11:00 a.m., EST, at The Corning Museum of Glass Auditorium, Corning, New York.

What Am I Voting On?

At the annual meeting, you will be voting:

•	To elect five directors for three year terms and one director for a two year term;

•	To approve the amendment of the 2002 Worldwide Employee Share Purchase Plan;

•	To approve the adoption of the 2006 Variable Compensation Plan;

•	To approve the amendment of the 2003 Equity Plan for Non-Employee Directors;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006;

•	To consider a Shareholder Proposal described on page 46 of the Proxy Statement, if presented at the meeting; and

•	Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the annual meeting.

How Do You Recommend That I Vote On These Items?

The Board of Directors recommends that you vote FOR each of the director nominees, FOR the amendment of the 2002 Worldwide Employee Share Purchase Plan, FOR the adoption of the 2006 Variable Compensation Plan, FOR the amendment of the 2003 Equity Plan for Non-Employee Directors, FOR the ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006 and AGAINST the Shareholder Proposal.

Who Is Entitled To Vote?

You may vote if you owned our common shares as of the close of business on February 27, 2006, the record date for the annual meeting.

How Many Votes Do I Have?

You are entitled to one vote for each common share you own. As of the close of business on February 1, 2006, we had 1,547,415,483 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before The Meeting?

Before the meeting, registered shareholders may vote shares in one of the following three ways:

•	By Internet at www.computershare.com/us/proxy.

•	By Telephone (from the United States and Canada only) at 1(866) 731-8683.

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the Internet and by Telephone.

Please use only one of the three ways to vote.

Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Telephone or via the Internet depends on the voting procedures used by your broker, as explained below under the question “How Do I Vote If My Broker Holds My Shares In “Street Name”?” The New York Business Corporation Law provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Telephone and Internet voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

May I Vote My Shares In Person At The Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or Telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting.

May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;

•	voting again by Telephone or via the Internet prior to the meeting; or

•	voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

What Shares Are Included On My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, Telephone or mail, all as described on the enclosed proxy card.

How Do I Vote If I Participate In The Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, Telephone or mail, all as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

How Do I Vote If My Broker Holds My Shares In “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, your shares might be voted even if you do not provide the brokerage firm with voting instructions. Under the rules of the New York Stock Exchange, on certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The election of directors and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors are considered routine matters for this purpose, assuming that no contest arises as to any of these matters. The proposal to amend the 2002 Worldwide Employee Share Purchase Plan, the proposal to adopt the 2006 Variable Compensation Plan, the proposal to amend the 2003 Equity Plan for Non-Employee Directors and the shareholder proposal are not considered routine matters and your bank or broker will not be permitted to vote your shares unless proper voting instructions are received from you.

What If I Return My Proxy Card Or Vote By Internet Or Phone But Do Not Specify How I Want To Vote?

If you sign and return your proxy card or complete the Internet or Telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of each of the director nominees.

•	FOR the amendment of the 2002 Worldwide Employee Share Purchase Plan.

•	FOR the adoption of the 2006 Variable Compensation Plan.

•	FOR the amendment of the 2003 Equity Plan for Non-Employee Directors.

•	FOR the approval ratifying the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006.

•	AGAINST the shareholder proposal.

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

What Does It Mean If I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Computershare Investor Services, LLC, at 1-800-255-0461.

Who May Attend The Meeting?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you may not be admitted to the meeting.

May Shareholders Ask Questions At The Meeting?

Yes. Our representatives will answer your questions of general interest at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions.

How Many Shares Must Be Present To Hold The Meeting?

In order for us to conduct our meeting, a majority of our outstanding common shares as of February 27, 2006, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, Telephone or mail.

How Many Votes Are Needed To Elect Directors?

The director nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Consequently, shares that are not voted, because you marked your proxy card to withhold authority for all or some nominees, or because you did not complete and return your proxy card, will have no impact on the election of directors.

How Many Votes Are Needed To Approve The Amendment Of The 2002 Worldwide Employee
Share Purchase Plan?

Approval of the amendment of the 2002 Worldwide Employee Share Purchase Plan requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How Many Votes Are Needed To Approve The Adoption Of The 2006 Variable Compensation Plan?

Approval of the 2006 Variable Compensation Plan requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How Many Votes Are Needed To Approve The Amendment Of The 2003 Equity Plan For
Non-Employee Directors?

Approval of the amendment of the 2003 Equity Plan for Non-Employee Directors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How Many Votes Are Needed To Ratify The Appointment Of PricewaterhouseCoopers LLP As Our
Independent Auditors?

Shareholder approval for the appointment of our independent auditors is not required, but the Audit Committee and the Board are submitting the selection of PricewaterhouseCoopers LLP for ratification in order to obtain the views of our shareholders. The ratification of the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the shareholders views in the future selection of Corning’s auditors.

How Many Votes Are Needed To Approve The Adoption Of The Shareholder Proposal?

Approval of the Shareholder Proposal, if properly presented at the meeting, requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What Is A “Broker Non-Vote”?

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. As explained above under the question “Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?”, Proposal 1 (election of directors) and Proposal 5 (ratification of the appointment of our independent auditors) are considered routine matters under the applicable New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on those items. Proposal 2 (approval of the amendment of the 2002 Worldwide Employee Share Purchase Plan), Proposal 3 (approval of the 2006 Variable Compensation Plan), Proposal 4 (approval of the amendment of the 2003 Equity Plan for Non-Employee Directors) and Proposal 6 (the shareholder proposal) are not considered routine matters, so your bank or broker will not have discretionary authority to vote your shares held in street name on those items. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

How Will Broker Non-Votes Be Treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any proposal.

How Will Abstentions Be Treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the effect as votes against a proposal.

How Will Voting On “Any Other Business” Be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays For The Solicitation Of Proxies?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Shareholder Communications, Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $13,000 plus expenses, for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

How Can I Find The Voting Results Of The Meeting?

We will include the voting results in our Form 10-Q for the quarter ending June 30, 2006, which we expect to file with the Securities and Exchange Commission (SEC) on or before August 9, 2006.

How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At,
Next Year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2007 Annual Meeting of Shareholders, we must receive it at our principal office on or before November 8, 2006. Please address your proposal to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or set forth in our bylaws.

If you miss the deadline for including a proposal in our printed proxy statement, or would like to nominate a director or bring other business before the 2007 Annual Meeting of Shareholders, under our current bylaws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the notice shall be received no earlier than 120 days or later than 90 days prior to such annual meeting or the tenth day after public announcement is made with respect to the meeting. For our 2007 Annual Meeting of Shareholders, we must receive notice on or after December 29, 2006, and on or before January 28, 2007.

Can I Receive Electronic Delivery of Proxy Materials And Annual Reports?

Yes. This Proxy Statement and Corning’s 2005 Annual Report are available on Corning’s website at www.corning.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, shareholders can elect to receive an e-mail message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Corning’s shareholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings by registering online at www.computershare.com. Beneficial or “street name” shareholders who wish to enroll in electronic access service may do so at www.icsdelivery.com.

Separately, the SEC on December 8, 2005 proposed amendments to the proxy rules that may result in furnishing of electronic proxy availability and delivery in 2007.

Are You “Householding” For Shareholders Sharing The Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2005 Annual Report to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you nevertheless would like to receive more than one copy of this proxy statement and our 2005 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Computershare Investor Services, LLC, toll free at 1-800-255-0461, or to our Corporate Secretary at Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. The same phone number and address may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of an annual report or proxy statement if you are receiving multiple copies.

PROPOSAL 1—Election of Directors

Corning’s Board of Directors is divided into three classes. Each of the nominees for the office of director, Messrs Flaws, Houghton, O’Connor and Volanakis and Ms. Rieman were elected by Corning’s security holders on April 24, 2003. The terms of Messrs. Flaws, Houghton, O’Connor and Volanakis and Ms. Rieman expire this year. Ms. Warrior was appointed by Corning’s Board of Directors on July 20, 2005, and is standing for election for the first time. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. No nominee now owns beneficially any of the securities (other than directors’ qualifying shares) of any of Corning’s subsidiary companies. We have included below certain information about the nominees for election as directors and the directors who will continue in office after the Annual Meeting.

Nominees for Election as Directors

Nominees For Election For Terms Expiring in 2009

James B. Flaws*
Vice Chairman and Chief Financial Officer
Corning Incorporated
Mr. Flaws joined Corning in 1973 and served in a variety of controller and business management positions. He was named assistant treasurer in 1993, vice president and controller in 1997, vice president of finance and treasurer later in 1997, senior vice president and chief financial officer in December 1997, executive vice president and chief financial officer in 1999 and to his present position in 2002. Mr. Flaws is a director of Dow Corning Corporation. Director since 2000. Age 57.

James R. Houghton*
Chairman
Corning Incorporated
Mr. Houghton joined Corning in 1962. He was elected a vice president of Corning and general manager of the Consumer Products Division in 1968, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983, retiring in April 1996. Mr. Houghton was the non-executive Chairman of the Board of Corning from June 2001 to April 2002. Mr. Houghton came out of retirement in April 2002 when he was elected Chairman and Chief Executive Officer. Mr. Houghton retired as our Chief Executive Officer on April 28, 2005 but continued as Chairman of the Board. Mr. Houghton is a director of Metropolitan Life Insurance Company and Exxon Mobil Corporation. He is a trustee of the Metropolitan Museum of Art, the Pierpont Morgan Library and the Corning Museum of Glass and a member of the Harvard Corporation. Director since 1969. Age 70.

James J. O’Connor‡
Retired Chairman of the Board and Chief Executive Officer
Unicom Corporation
Mr. O’Connor joined Commonwealth Edison Company in 1963. He became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company, retiring in 1998. Mr. O’Connor is a director of Smurfit-Stone Container Corporation, UAL Corporation, United Airlines and Trizec Properties, Inc. Director since 1984. Age 68.

Deborah D. Rieman‡
Retired President and Chief Executive Officer
Check Point Software Technologies, Incorporated
Dr. Rieman has more than twenty-five years of experience in the software industry. She currently manages a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated. Dr. Rieman is a director of Arbinet Inc., Keynote Systems, Kintera Inc. and Tumbleweed Communications, Inc. Director since 1999. Age 56.

Peter F. Volanakis*
Chief Operating Officer
Corning Incorporated
Mr. Volanakis joined Corning in 1982 and was named managing director, Corning GmbH in 1992, executive vice president of CCS Holding, Inc., formerly known as Siecor Corporation, in 1995, senior vice president of advanced display products in 1997, executive vice president of Display Technologies and Life Sciences in 1999, President, Corning Technologies in 2001 and to his present position in 2005. Mr. Volanakis is a director of Dow Corning Corporation. Director since 2000. Age 50.

Nominee For Election For Term Expiring in 2008

Padmasree Warrior‡
Executive Vice President and Chief Technology Officer
Motorola, Inc.
Ms. Warrior joined Motorola in 1984, was appointed vice president in 1999 and was elected a corporate officer in 2000. She was corporate vice president and chief technology officer for Motorola’s Semiconductor Products Sector, general manager of Thoughtbeam, Inc., a wholly owned subsidiary of Motorola, and corporate vice president and general manager of Motorola’s energy systems group. Ms. Warrior is currently the executive vice president and chief technology officer for Motorola, Inc. Director since 2005. Age 44.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Directors Continuing in Office

Directors Whose Terms Expire in 2008

John Seely Brown‡
Retired Chief Scientist
Xerox Corporation
Dr. Brown has served Xerox Corporation since 1978 in various scientific research positions, in 1986 being elected vice president in charge of advanced research and being director of the Palo Alto Research Center from 1990 to 2000. Dr. Brown was named chief scientist of Xerox in 1992, retiring in 2002. He is currently a visiting scholar at USC. Dr. Brown is a director of Amazon Inc., Polycom, Inc. and Varian Medical Inc. Director since 1996. Age 65.

Gordon Gund‡
Chairman and Chief Executive Officer
Gund Investment Corporation
Besides being the Chairman and CEO of Gund Investment Corporation which was founded in 1968, Mr. Gund is co-founder and Chairman of The Foundation Fighting Blindness. The Foundation Fighting Blindness is a national, non-profit organization dedicated to finding the causes, treatments and/or cures for retinitis pigmentosa, age-related macular degeneration, and allied retinal degenerative diseases. He is a director of the Kellogg Company. Director since 1990. Age 66.

John M. Hennessy‡
Senior Advisor
Credit Suisse First Boston
Mr. Hennessy became managing director of First Boston Corporation in 1974 after serving as Assistant Secretary of the U.S. Treasury (Presidential appointment). In 1989 he was elected chairman of the executive board and group chief executive officer of Credit Suisse First Boston. Mr. Hennessy retired from active employment from Credit Suisse First Boston at the end of 1996 but retains the role of Senior Advisor to the firm. He is on five non-profit boards of directors. Director since 1989. Age 69.

H. Onno Ruding‡
Retired Vice Chairman
Citicorp and Citibank, N.A.
Dr. Ruding has served private firms and the public (serving as Minister of Finance of The Netherlands from 1982-1989) in various financial positions, serving as a director of Citicorp and Citibank, N.A. from 1990 and 1998, respectively, to September 30, 2003 and vice chairman of Citicorp and Citibank, N.A. from 1992 to September 30, 2003. Dr. Ruding retired from active employment from Citicorp and Citibank, N.A. on September 30, 2003. Dr. Ruding is also a director of Alcan, Holcim, BNG (Bank for the Netherlands Municipalities) and RTL Group, a member of the international advisory committees of Robeco, Citigroup and the Federal Reserve Bank of New York and a member of UNIAPAC, the Committee for European Monetary Union, the Pontifical Council Justice and Peace, the European Advisory Board of the American-European Community Association, the International Bureau of Fiscal Documentation and the Trilateral Commission. Dr. Ruding is the chairman of the Center for European Policy Studies (CEPS) and the chairman of the Advisory Council of the Amsterdam Institute of Finance. Director since 1995. Age 66.

Directors Whose Terms Expire in 2007

Jeremy R. Knowles‡
Amory Houghton Professor of Chemistry and Biochemistry
Harvard University
Dr. Knowles is a current faculty member of Harvard University. Dr. Knowles, a distinguished chemist, joined the Harvard faculty from Oxford University in 1974. He became the Amory Houghton Professor of Chemistry and Biochemistry in 1979 and was appointed dean of the Faculty of Arts and Sciences in 1991. He stepped down as dean in 2002. Dr. Knowles is a Fellow of the Royal Society, the American Academy of Arts and Sciences, and the American Philosophical Society, and a Foreign Associate of the National Academy of Sciences. He also serves as a trustee of the Howard Hughes Medical Institute. Director since 2002. Age 70.

Eugene C. Sit‡
Chairman—Chief Executive Officer and Chief Investment Officer
Sit Investment Associates, Inc.
Mr. Sit is a Chartered Financial Analyst and a Certified Public Accountant. He founded Sit Investment Associates (SIA) in 1981, and his prior business experience included serving as the Chief Executive Officer and Chief Investment Officer for American Express Financial Advisors Inc., formerly known as IDS Advisory. He has been actively involved as a trustee and officer in several educational, professional and community organizations, and he currently serves as Chairman and Director of the Minnesotans’ Military Appreciation Fund, Inc., is on the Honorary Council of The Minnesota Historical Society, and is a member of the Advisory Council of the Carlson School of Management, International Programs, and is on the Dean’s Board of Visitors for the Medical School of the University of Minnesota. Mr. Sit currently serves as a director of Smurfit-Stone Container Corporation, and as chairman and director for the various companies of SIA. Director since 2004. Age 67.

William D. Smithburg‡
Retired Chairman, President and Chief Executive Officer
The Quaker Oats Company
Mr. Smithburg joined Quaker Oats in 1966, being elected president in 1979, chief executive officer in 1981 and chairman in 1983. He also served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg is a director of Abbott Laboratories, Northern Trust Corporation, and Smurfit-Stone Container Corporation. Director since 1987. Age 67.

Hansel E. Tookes II‡
Retired Chairman and Chief Executive Officer
Raytheon Aircraft Company
Mr. Tookes retired from Raytheon Company in December 2002. Since joining Raytheon in 1999 he has served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft and executive vice president of Raytheon Company. From 1980 to 1999 Mr. Tookes served United Technologies Corporation as president of Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions. He is a director of Ryder Systems Inc., FPL Group, Inc. and Harris Corporation and a member of the National Academies Aeronautics and Space Engineering Board. Director since 2001. Age 58.

Wendell P. Weeks*
President and Chief Executive Officer
Corning Incorporated
Mr. Weeks joined Corning in 1983 and was named a vice president and deputy general manager of the Opto-Electronics Components Business in 1995, vice president and general manager—Telecommunications Products in 1996, senior vice president in 1997, senior vice president of Opto-Electronics in 1998, executive vice president of Optical Communications in 1999, president, Corning Optical Technologies in 2001, President and Chief Operating Officer in 2002 and to his present position in 2005. Mr. Weeks is a director of Merck & Co., Inc. Director since 2000. Age 46.

*	Member of the Executive Committee

‡	Alternate member of the Executive Committee

Matters Relating to Directors

Board Meetings

The Board of Directors held 16 regularly scheduled and two special meetings during 2005. All directors attended at least 75% of these meetings of the Board of Directors. When Board meetings are combined with meetings of the committees on which they serve, all directors attended at least 75% of those, except for Mr. Houghton who attended 68% of such meetings. Due to international travel, he missed several special meetings of the Executive Committee when it was convened on short notice to approve routine matters or certain specific details of transactions already generally approved by the Board of Directors. Mr. Houghton attended 88% of regularly scheduled Board meetings.

Compensation

Only non-employee directors receive directors fees. During 2005, Corning paid to non-employee directors:

•	an annual retainer of $50,000; and

•	$1,200 for each Board or committee meeting attended.

Chairmen of committees received an additional retainer ranging from $10,000 to $15,000 depending upon the committee chaired. Mr. O’Connor received $10,000 of additional compensation for his services as Lead Director during 2005.

During 2005, Corning issued to each non-employee director 3,617 shares, except for Ms. Warrior who received 532 shares, of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These shares are subject to forfeiture and certain restrictions on transfer. In addition, Corning granted to each non-employee director except for Ms. Warrior, options covering 8,611 shares of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on February 1, 2015. Ms. Warrior was granted options covering 1,267 shares of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on October 4, 2015.

The following table presents the compensation provided by Corning to non-employee directors for the fiscal year ended December 31, 2005:

Non-Employee Director Compensation Table

Name	Annual Cash Retainer	Board/Committee Meeting Fees	Committee Chair Fees	Total		Stock Underlying Options Granted	Restricted Stock
John S. Brown	$50,000	$46,800	$—	$96,800	(1)	8,611	3,617
Gordon Gund	50,000	44,400	10,000	104,400	(1)	8,611	3,617
John H. Hennessy	50,000	52,800	10,000	112,800	(1)	8,611	3,617
Jeremy R. Knowles	50,000	43,200	—	93,200		8,611	3,617
James J. O’Connor	50,000	48,000	35,000	133,000	(1)	8,611	3,617
Deborah D. Rieman	50,000	46,800	10,000	106,800		8,611	3,617
H. Onno Ruding	50,000	56,400	—	106,400	(1)	8,611	3,617
Eugene Sit	50,000	50,400	—	100,400	(1)	8,611	3,617
William D. Smithburg	50,000	50,400	15,000	115,400	(1)	8,611	3,617
Hansel E. Tookes II	50,000	61,200	—	111,200		8,611	3,617
Padmasree Warrior (2)	12,500	8,400	—	20,900		1,267	532

(1)	Total amounts deferred during 2005.

(2)	Ms. Warrior was appointed by the Board on July 20, 2005.

Non-employee directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings. While travel to such meetings may include the use of Company aircraft, if available or appropriate under the circumstances, the directors generally use commercial or their own transportation. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in Director education programs.

Directors may defer any portion of their compensation. Amounts deferred shall be paid only in cash and while deferred may be allocated to (i) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. at the end of each calendar quarter or the rate of return for the stable value fund under Corning’s Investment Plans, (ii) an account based upon the market value of our common stock from time to time, or (iii) a combination of such accounts. At December 31, 2005, seven directors had elected to defer compensation.

Corning has a Directors’ Charitable Giving Program funded by insurance policies on the lives of the directors. In 2005, Corning paid a total of $343,491 in premiums on such policies. Upon the death of a director, Corning will donate $1,250,000 (on behalf of a non-employee director) and $1,000,000 (on behalf of an employee director) to one or more qualified charitable organizations recommended by such director and approved by Corning. The directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to Corning. Generally, one must be a director for five years to participate in the Program. Messrs. Brown, Flaws, Gund, Hennessy, Houghton, O’Connor, Ruding, Smithburg, Volanakis, Weeks and Ms. Rieman are eligible to participate in the program.

Corning also pays premiums on directors’ and officers’ liability insurance policies covering directors.

From time to time spouses may also join non-employee directors when traveling to or from Board, committee or shareholder meetings, which may include the use of Company aircraft. While Corning generally incurs no additional cost, this travel may result in the non-employee director recognizing income for tax purposes. Corning does not reimburse the non-employee director for the estimated taxes incurred in connection with such income.

Board Committees

In addition to an Executive Committee, which acts by delegation, Corning has six standing Board committees: Audit, Compensation, Finance, Nominating and Corporate Governance, Pension, and Corporate Relations Committees. Each standing committee’s written charter, as adopted by the Board of Directors, is available on Corning’s website at www.corning.com/inside_corning/corporate_governance/downloads.aspx. Copies of each of the charters are also attached to this proxy statement as Appendix A, B, C, D, E and F, respectively.

The Audit Committee met 11 times during 2005. The current members of the Audit Committee are Messrs. Smithburg (Chair), Ruding and Tookes and Ms. Rieman. The Audit Committee:

•	Assists the Board of Directors in its oversight of (i) the integrity of Corning’s financial statements, (ii) the internal auditors performance, and (iii) Corning’s compliance with legal and regulatory requirements;

•	Meets in executive sessions with the independent auditors, internal auditors and management;

•	Approves the appointment of Corning’s independent auditors;

•	Reviews and discusses with the independent auditors and the internal auditors the effectiveness of Corning’s internal control over financial reporting, including disclosure controls;

•	Reviews and discusses with management, the independent auditors and the internal auditors the scope of the annual audit;

•	Reviews the quarterly and annual financial statements and other reports provided to shareholders with management and the independent auditors;

•	Oversees the independent auditors’ qualifications, independence and performance; and

•	Determines the appropriateness of and approves the fees for audit and permissible non-audit services to be provided by the independent auditors.

The Compensation Committee met six times during 2005. The current members of the Compensation Committee are Messrs. O’Connor (Chair), Brown, Gund and Smithburg. The Compensation Committee:

•	Reviews Corning’s goals and objectives with respect to executive compensation;

•	Evaluates the CEO’s performance in light of Corning’s goals and objectives;

•	Determines and approves compensation for the CEO, other officers and directors of Corning;

•	Determines separation packages and severance benefits for the CEO and other officers of Corning; and

•	Administers Corning’s equity compensation plans and employee benefit and fringe benefit plans and programs.

The Executive Committee met 15 times during 2005. The current members of the Executive Committee are Messrs. Houghton (Chair), Flaws, Volanakis and Weeks. The Executive Committee serves primarily as a means of taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by New York law to the Board. In practice, the Executive Committee actions are generally limited to matters such as the authorization of corporate credit facilities, borrowings and pricing of Corning’s public offering of securities.

The Finance Committee met 12 times during 2005. The current members of the Finance Committee are Messrs. Hennessy (Chair), Flaws, Ruding, Tookes and Volanakis. The Finance Committee:

•	Monitors present and future capital requirements of Corning;

•	Oversees Corning’s public offering of securities;

•	Reviews major borrowing commitments;

•	Reviews potentials mergers, acquisitions and divestitures;

•	Manages Corning’s exposure to economic risks;

•	Establishes investment objectives and policies; and

•	Reviews and makes recommendations regarding other significant transactions.

The Nominating and Corporate Governance Committee met eight times during 2005. The current members of the Nominating and Corporate Governance Committee are Messrs. O’Connor (Chair), Brown and Hennessy. The Nominating and Corporate Governance Committee:

•	Identifies individuals qualified to become Board members;

•	Determines the criteria for selecting director nominees;

•	Conducts inquiries into the background of director nominees;

•	Recommends to the Board director nominees to be proposed for election at the annual meeting of shareholders;

•	Monitors significant developments in the regulation and practice of corporate governance;

•	Develops and recommends to the Board corporate governance guidelines;

•	Assists the Board in assessing the independence of Board members;

•	Identifies Board members to be assigned to the various committees;

•	Oversees and assists the Board in the review of the Board’s performance, as well as the performance of the Chairman and the President and CEO; and

•	Establishes director retirement policies.

The process for electing director nominees entails making a preliminary assessment of each candidate based upon his/her resume and other biographical information, his/her willingness to serve and other background information. This information is then evaluated against the criteria set forth below, as well as the specific needs of Corning at that time. Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the Nominating and Corporate Governance Committee will recommend the candidate to the Board for election at the next annual meeting. If the director nominee is a current Board member, the Nominating and Corporate Governance Committee also considers prior Corning Board performance and contributions. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates regardless of the source of the nomination.

The minimum qualifications and attributes that the Nominating and Corporate Governance Committee believes must be possessed by a director nominee include:

•	The ability to apply good business judgment;

•	The ability to exercise his/her duties of loyalty and care;

•	Proven leadership skills;

•	Diversity of experience;

•	High integrity and ethics;

•	The ability to understand complex principles of business and finance;

•	Scientific expertise; and

•	Familiarity with national and international issues affecting businesses.

All of the director nominees are current elected members of the Board of Directors, except for Ms. Warrior who was identified by the Chairman of the Nominating and Corporate Governance Committee and appointed by the Board of Directors. The Nominating and Corporate Governance Committee has in the past and may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualification, a document indicating the candidate’s willingness to serve and evidence of the nominating shareholder’s ownership of Corning’s shares to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. A shareholder wishing to nominate a candidate must also comply with the notice requirements described above under the question “How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At, Next Year’s Annual Meeting?”

The Pension Committee met seven times during 2005. The current members of the Pension Committee are Messrs. Gund (Chair), Flaws, Knowles, Sit and Volanakis and Ms. Warrior. The Pension Committee:

•	Reviews the funding and investment performance of Corning’s pension plans; and

•	Appoints investment managers, custodians, trustees and other plan fiduciaries for the purpose of implementing the policies of the plans.

The Corporate Relations Committee met five times during 2005. The current members of the Corporate Relations Committee are Mses. Rieman (Chair) and Warrior and Messrs. Houghton, Knowles and Sit. The Corporate Relations

Committee focuses on the areas of employment policy, public policy and community relations in the context of the business strategy of Corning.

Corporate Governance Matters

Corporate Governance Guidelines

Our business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to New York Business Corporation Law and our By-laws. Members of the Board of Directors are kept informed of Corning’s business through discussions with the Chairman, the President and Chief Executive Officer, the Vice Chairman and Chief Financial Officer, the Chief Operating Officer and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board has adopted a set of Corporate Governance Guidelines that address the make-up and functioning of the Board. A copy of these guidelines is attached to this proxy statement as Appendix G and can also be viewed on our website at www.corning.com/inside_corning/corporate_governance/downloads.aspx.

Directors Independence

Our Corporate Governance Guidelines require that the Board of Directors make an annual determination regarding the independence of each of Corning’s directors. The Board made these determinations on February 1, 2006, based on an annual evaluation performed by and recommendations made by the Nominating and Corporate Governance Committee. The Board of Directors has determined that Messrs. Brown, Gund, Hennessy, Knowles, O’Connor, Ruding, Sit, Smithburg and Tookes and Mses. Rieman and Warrior are “independent” within the meaning of the rules of the New York Stock Exchange, based on its application of the standards set forth in the Corporate Governance Guidelines. Specifically, the Board determined that they were independent because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence.

With respect to Dr. Knowles the Board considered the fact that he was formerly Dean of the Faculty of Arts and Sciences of Harvard University during a time when James R. Houghton, our Chairman, was a member of the Harvard Corporation, one of the governing bodies of Harvard University that reviews budgets and certain financial matters. Dr. Knowles stepped down as Dean on June 30, 2002, but continues to hold a faculty position at Harvard. In determining that this relationship was not material, the Board reviewed Corning’s Director Qualification Standards and all of the facts and circumstances of Dr. Knowles relationship with Corning, including the passage of time since he was Dean, as well as the fact that the Corning Foundation’s charitable contributions to Harvard in the past three years were far below amounts that would bar independence under the NYSE Listing Standards or Corning’s Director Qualifications Standards.

With respect to Dr. Ruding the Board considered the fact that Dr. Ruding previously was an executive officer at Citicorp and Citibank, N.A. Dr. Ruding retired from his executive positions at Citicorp and Citibank, N.A. in September 2003. As a retiree, he serves on the international advisory committee of Citigroup and attends that committee’s two meetings per year, for which he receives an annual retainer of approximately $50,000. In determining that this relationship was not material, the Board reviewed Corning’s Director Qualification Standards and all of the facts and circumstances of Dr. Ruding’s relationship with Corning, including that Dr. Ruding is no longer employed by Citicorp or Citibank N.A., Citicorp services to Corning in 2005 were well below 2001, 2002 and 2003 levels and consisted primarily of non-advisory services, as well as the fact that for the last three years Citicorp services never approached a percentage that would bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

With respect to Ms. Warrior, the Board considered the fact that Ms. Warrior serves as Executive Vice President and Chief Technology Officer of Motorola, Inc., which purchased less than $1,100,000 of products from Corning for each of fiscal years 2003, 2004 and 2005; and sold less than $50,000 of products to Corning for each of fiscal years 2003, 2004 and 2005, respectively. In determining that this relationship was not material, the Board considered the fact that the amount of products purchased from Corning by Motorola, Inc. and sold to Corning by Motorola, Inc. never approached a percentage that would bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards, and that Ms. Warrior had no role in such sales or purchases.

The Board concluded that based on all of the relevant facts and circumstances, none of the above relationships constituted a material relationship with Corning that represents a potential conflict of interest or otherwise interferes with the exercise by any of these directors of his or her independent judgment from management of Corning.

The Board determined that Messrs. Flaws, Houghton, Volanakis and Weeks were not independent because they are each executive officers of Corning.

Each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent within the meaning of the NYSE Listing Standards, Exchange Act Rule 10A-3 and Corning’s Director Qualification Standards.

Communications with Directors

Shareholders may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, MP HQ E2 10, Corning, New York 14831 Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence (except advertising material) to the relevant director, committee member or the full Board, as indicated in the correspondence.

Audit Committee Financial Expert

The Board of Directors has determined that at least one member of the Audit Committee, H. Onno Ruding, is an Audit Committee Financial Expert.

Executive Sessions of Non-Employee Directors

Non-employee Board members meet without management present at each regularly scheduled Board Meeting. Additional meetings may be called by the Lead Director in his discretion or at the request of the Board. The Lead Director, Mr. O’Connor, presides over meetings of the non-employee directors.

Policy Regarding Directors Attendance at Annual Meetings

Corning has a policy that every director will make every effort to attend, but does not require attendance of all directors at Annual Meetings. All of the Board Members attended the 2005 Annual Meeting.

Code of Ethics

Our Board of Directors has adopted the Code of Ethics for the Chief Executive Officer and Financial Executives and the Code of Conduct for Directors and Executive Officers which supplements the Code of Conduct governing all employees and directors that has been in existence for more than ten years. We refer to these documents collectively as the “Code of Ethics”. A copy of the Code of Ethics is attached to this proxy statement as Appendix H and is available on our website at www.corning.com/inside_corning/corporate_governance/downloads.aspx. We will disclose any amendments to, or waivers from, the Code of Ethics on our website within four business days of such determination. During 2005, no amendments to or waivers of the provisions of the Code of Ethics were made with respect to any of our directors or executive officers.

Security Ownership of Certain Beneficial Owners

Paragraphs (a) and (b) below set forth information about the beneficial ownership of Corning’s Common Stock as of December 31, 2005. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

(a)	To the knowledge of management, the following owned more than 5% of Corning’s outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Shares Owned and Nature of Beneficial Ownership	Percent of Class
AXA 25, avenue Matignon 75008 Paris, France	91,923,269 (1)	5.98%

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	86,713,510 (2)	5.64%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	79,820,217 (3)	5.19%

(1)	90,700,880 of these shares are owned by Alliance Capital Management L.P.; 1,080,689 of these shares are owned by AXA Equitable Life Insurance Company; and 141,700 of these shares are owned by AXA Rosenberg Investment Management LLC which are subsidiaries of AXA. Alliance Capital Management L.P. has sole investment power with respect to 90,633,468 of such shares, sole voting power with respect to 58,772,136 of such shares, shared investment power with respect to 67,412 of such shares and shared voting power with respect to 346,628 of such shares. AXA Equitable Life Insurance Company has sole investment power with respect to 1,080,689 of such shares and sole voting power with respect to 560,300 of such shares. AXA Rosenberg Investment Management LLC has sole investment power with respect to 141,700 of such shares and sole voting power with respect to 23,340 of such shares.

(2)	Capital Research and Management Company has sole investment power with respect to 86,713,510 of such shares and sole voting power with respect to 26,373,510 of such shares.

(3)	Wellington Management Company, LLP has shared investment power with respect to 79,820,217 of such shares and shared voting power with respect to 55,062,283 of such shares.

(b)	The number of shares of Corning Common Stock owned by the directors and nominees for directors, by the chief executive officer and the four other most highly compensated executive officers (the “named executive officers”) and by all directors and executive officers as a group, as of December 31, 2005, is as follows:

Name	Shares Owned and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class(7)
Directors
John S. Brown	125,460 (4)	—
Gordon Gund	3,105,173 (4)	—
John M. Hennessy	304,938 (4)	—
Jeremy R. Knowles	40,013	—
James J. O’Connor	128,279 (4)	—
Deborah D. Rieman	84,263	—
H. Onno Ruding	96,153 (4)	—
Eugene Sit	35,035 (4)	—
William D. Smithburg	159,460 (4)	—
Hansel E. Tookes II	78,063 (4)	—
Padmasree Warrior	532	—

Named Executive Officers

(*also serve as directors)

Wendell P. Weeks*	6,714,343	—
James R. Houghton*	4,302,321 (5)	—
James B. Flaws*	3,624,075	—
Dr. Joseph A. Miller	866,236	—
Peter F. Volanakis*	3,894,677	—
All Directors and Executive Officers as a Group (29 persons)	35,449,161 (6)	2.31%

(1)	Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under Corning’s Stock Option Plans. Messrs. Brown, Gund, Hennessy, Knowles, O’Connor, Ruding, Sit, Smithburg, Tookes, Weeks, Houghton, Flaws, Miller and Volanakis and Mses. Rieman and Warrior have the right to purchase 51,452; 51,452; 51,452; 23,792; 18,625; 49,342; 4,073; 51,452; 47,092; 6,130,033; 3,084,393; 3,199,326; 612,332; 3,388,548; 49,342 and 0 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 26,451,059 such shares.

(2)	Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued under Corning’s Restricted Stock Plans for Non-Employee Directors.

(3)	Includes shares of Common Stock held by J. P. Morgan Chase & Co. as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of Common Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Weeks, Houghton, Flaws, Miller and Volanakis, and all directors and executive officers as a group the equivalent of 10,506; 1,705; 15,424; 3,568;

3,621 and 153,545 shares of Common Stock, respectively. It also holds for the benefit of all employees who participate in the Plans the equivalent of 36,891,961 shares of Common Stock (being 2.4% of the Class).

(4)	Messrs. Brown, Gund, Hennessy, O’Connor, Ruding, Sit, Smithburg and Tookes have credited to their accounts the equivalent of 45,706; 78,586; 84,950; 79,639; 20,647; 10,967; 105,004 and 36,200 shares, respectively, of Common Stock in phantom form under Corning’s Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash.

(5)	Includes 415,087 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton, as income beneficiary. Does not include 3,589,417 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.

(6)	Does not include 753,644 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(7)	Unless otherwise indicated, does not exceed 1% of the Class of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corning’s directors and certain of its officers to file reports of their ownership of Corning Common Stock and of changes in such ownership with the SEC and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

To Corning’s knowledge, based solely on its review of the copies of such reports furnished to Corning and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

Report of the Compensation Committee of The Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors, composed entirely of “outside directors” as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined in Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended, is responsible to the Board of Directors, and indirectly to our shareholders, for executive compensation at Corning. The Compensation Committee sets the principles outlined in Corning’s compensation philosophy (linked to Corning’s strategy principles), reviews and recommends executive compensation levels (including cash compensation, equity incentives, benefits and perquisites for executive officers) and reports such recommendations to the Board for its consideration and action. The following is the Committee’s report for 2005.

Compensation Philosophy

The goal of Corning’s compensation program is to provide motivational and competitive compensation offerings (within the many businesses that Corning operates) in order to ensure Corning’s success in attracting, developing and retaining its key executive, managerial and technical talent.

The Committee believes that executive compensation should be based on objective measures of performance at the individual, corporate and applicable business unit levels, should be driven primarily by the long term interests of Corning and its shareholders and should be directly linked to corporate performance. As an innovation company, substantial long-term investments in RD&E have been and will continue to be an important underlying factor in Corning’s long-term success.

General Compensation Strategy

The Committee’s basic strategic compensation principles are as follows:

•	Compensation Should Relate to Performance—Executive compensation will reward performance and contribution to long-term financial performance and shareholder value and be competitive with pay for positions of similar responsibility at other companies of comparable complexity and size, or comparable innovative companies within the various industries in which Corning competes for talent.

In establishing competitive executive pay levels, Corning generally seeks to position individual total cash compensation (at target) and individual total direct compensation (at target) within the Median to Top Quartile range based on a number of factors. These factors may include job and professional experience, sustained performance over time, ability to take on additional future responsibility, uniqueness of skill or difficulty to replace.

•	Incentive Compensation Should Be a Greater Part of Total Compensation For More Senior Positions—As employees assume greater responsibilities and have the responsibility to create more shareholder value, an increasing share of their total compensation package will be derived from variable incentive compensation (both of a long and short-term nature) generated by achievement of objectives producing improvement in corporate performance. For the named executive officers, the percentage of variable pay that is based on objective financial measures of performance generally represents from 80% to 90% of the targeted total direct compensation package.

•	Employee Interests Should Be Aligned with Shareholders—Stock option and performance share grants will be used to align the long-term interests of executives with those of shareholders.

•	Corning Executives Should Own Stock—Stock ownership fosters commitment to long-term shareholder value. Executives are encouraged to become shareholders through the design of Corning’s employee benefit programs, long-term equity plans and in communications which stress the importance of ownership to long-term value creation.

The Committee conducts annually formal reviews of the stock holdings of Corning’s top officers (including all of the named executive officers) to ensure that executives retain meaningful ownership of Corning stock. When this review was conducted in 2005, Corning’s stock price was approximately $16 per share and the named executive officers had actual and phantom holdings in Corning stock that ranged from 6 times to 18 times their annual base salary. Along with other shareholders, the value of these holdings has continued to increase as Corning’s stock price continued to move above $16 per share. At $20 per share, the base salary multiple of stock ownership was approximately 7 times to 23 times.

In addition, the following points are important considerations in the design of Corning’s pay programs and the goal setting process:

•	Corning is an innovation company (often with long development cycles)—sustained RD&E is thus a critical element of Corning’s long-term growth and success.

•	Corning is a complex global company with a number of large equity companies which require active management of these critical investments. These activities include, but are not limited to, governance oversight, monitoring performance, strategy review and assessment and technology development strategy. As a result, revenues alone do not accurately reflect the size and complexity of Corning since reported revenues for Corning do not include Corning’s proportionate share of revenues from these equity companies.

•	Sustained positive cashflow is important to support Corning’s growth and investments.

Executive Compensation Plan Design

The executive total compensation program consists of three elements: base salary; annual cash incentives (the two plans offered in this area are referred to as the GoalSharing and the Performance Incentive Plan); and long-term incentives (referred to as the Corporate Performance Plan), including restricted stock (performance shares) and stock options.

The Committee tests annually each element of the compensation program and total compensation opportunities against market surveys provided by several independent compensation consultants. These surveys currently include companies engaged in a variety of manufacturing and service industries that are competitive with or have similar characteristic to the various businesses that Corning operates (the “Comparator Companies”). These companies are different from the companies that comprise the indices shown on the stock performance graph of this proxy because Corning competes with a wide spectrum of companies across many businesses for key talent.

The Committee periodically performs an assessment and review of: (i) Corning’s executive compensation policies, practices and designs, (ii) the total compensation levels established for senior Corning executives and the external benchmarks utilized, and (iii) developing market trends by engaging an independent outside executive compensation consultant to conduct this review and report back to the Committee. The independent consultant is selected by the Committee independent of management and provides no other compensation or benefit consulting services to Corning.

In developing the list of Comparator Companies for 2005 and 2006, the Committee reviewed and considered technology and other innovative companies with median revenues generally in the range of $6 to $7 billion. Both the Committee and its independent consultants believe that such companies most accurately reflect the size and complexity of Corning (considering many different factors including Corning’s global presence, the strategic importance and contributions of equity companies, number of employees, profitability and market capitalization). The Committee notes that some external governance rating organizations sometimes compare Corning’s executive compensation to other companies with the same or similar Standard & Poor’s Global Industry Classification Standard (GICS) codes. Many of these companies are significantly smaller than Corning (many with revenues below $2 billion) and the Committee does not believe that they are meaningful comparators for executive compensation benchmark purposes.

Executive Compensation Program—The Year in Review

2005 was another very successful year as Corning far exceeded the adjusted Net Profit After Tax targets established by the Committee for the various variable incentive plans in 2005. Therefore, maximum payouts were achieved in 2005 for both short and long-term incentive awards based on the established corporate financial goals for the annual Performance Incentive Plan (actual awards earned at 200% of target) and the annual grants of performance shares under the Corporate Performance Plan (actual awards earned at 150% of target). In addition Corning recorded sales of approximately $4.6 billion, an increase of 19% over fiscal year 2004, and ended the year with more cash than debt for the first time in more than 25 years.

The annual cash compensation of the named executive officers is shown in the “Salary” and “Bonus” columns of the Summary Compensation Table on page 28. In general, the Committee’s recommendations to adjust salary levels and bonus targets (established as a percentage of each executive’s annual base salary), is based on an individual’s responsibilities, overall performance, and reference to external comparative compensation information.

Base Salary—For 2005, the base salaries of the named executive officers were adjusted effective January 1, 2005. Each named executive officer received an increase of 4.0%. Additional changes resulting from the organizational change (“Organizational Change”) that was effective May 1, 2005 are described further below.

Performance Incentive Plan—Each year, the Committee reviews and approves an annual bonus target for each executive (as a percentage of the executive’s base salary) under Corning’s Performance Incentive Plan (PIP). Annual bonus targets for the named executive officers range from 75% to 100% of base salary for each named executive officer and are based 100% on corporate financial performance. Annual variable incentives are generally paid in cash through the PIP through which the Committee sets minimum (0%), target (100%) and maximum (200% of target) awards based on the financial goals established annually for the plan. Awards earned and distributed are based on corporate achievement compared to the annual predetermined adjusted net earnings goals set by the Committee.

In addition to the named executive officers, approximately 3,000 other Corning employees are eligible for awards earned under the 2005 PIP. Cash targets for these employees range primarily from 5% to 20% of base salary; higher targets are established for approximately 160 executives based on factors such as the individual role and market competitiveness. One-half of the target opportunity for all of these employees is based on corporate financial performance; the remaining one-half is based on business and/or individual objectives.

Actual corporate financial performance under Corning’s 2005 PIP far exceeded the financial goals established by the Committee. As a result, awards earned by the named executive officers for 2005 were equal to 200% of each executive’s annual target opportunity.

GoalSharing Plan—In addition, most hourly and salaried Corning employees are eligible to participate in an annual GoalSharing Plan, a variable pay plan which provides most employees an opportunity to earn from 0% to 10% of their annual base salary based on actual achievement compared to the various business performance objectives established annually for these plans. Executives of Corning, including the named executive officers, are also eligible for awards under this plan. For 2005, each named executive officer earned 7.02% (the “corporate average”) of his annual base salary under Corning’s 2005 GoalSharing Plan. This amount is combined with each named executive officer’s 2005 PIP payment and the total for each such officer is reported in the Bonus column of the Summary Compensation Table on page 28.

Corporate Performance Plan—Long-term equity incentives are awarded annually to eligible executives under Corning’s Corporate Performance Plan (CPP). Corning utilizes a mix of performance shares (shares of restricted stock linked to corporate financial performance) and stock options for incenting and rewarding long-term performance. For 2005, performance shares represented approximately 50% of the total targeted value of long-term incentives under the CPP for executives of Corning, including the named executive officers and the remaining 50% of the targeted value was delivered through the granting of stock options.

Awards of performance shares may range from 0% to 150% of the target award provided to each executive based on actual corporate achievement compared to the annual predetermined financial goals set by the Committee. Actual performance under Corning’s 2005 CPP also far exceeded the financial goals (adjusted Earnings Per Share and Operating Cashflow) established by the Committee. As a result, performance share awards earned by the named executive officers for 2005 were equal to 150% of each such executive’s annual target opportunity. These earned awards are listed under the Restricted Stock column of the Summary Compensation Table on page 28 and are more fully described in the Long Term Incentive Plans—Awards in Last Fiscal Year table on page 32.

The actual value of the performance shares earned by the named executive officers in 2005 (and reported in the Restricted Stock column of the Summary Compensation Table) was a result of two significant factors:

•	Actual financial results at the 150% (maximum) performance level established by the Committee, and

•	The 67% increase in Corning’s stock price during the year from $11.77 at December 31, 2004 to $19.66 at December 31, 2005—shares earned under this plan are valued at the 2005 year-end price of $19.66 in this table.

(Note: the 67% increase in Corning’s stock price in 2005 far exceeded the 4.9% return by the S&P 500 during that same time period).

By way of example, the dual impact of strong performance and stock appreciation are as follows. The original value of shares awarded at target for Messrs. Houghton and Weeks was $2.5 million and $1.8 million, respectively. Actual performance above target added $1.25 million and $0.9 million to the value of these awards, respectively.

The increase in Corning’s stock price from grant date to year-end added another $2.21 million to the value of shares earned by Mr. Houghton and $1.58 million to the value of shares earned by Mr. Weeks.

Performance Shares earned under the CPP in 2005 are further restricted (generally subject to transfer and forfeiture restrictions) until they become vested and are released on February 1, 2008. The actual value eventually realized when these shares are released may be more or less than the value indicated.

Organizational Changes May 1, 2005

Total compensation amounts for several of the named executive officers also reflect the impact of the Organizational Change that became effective May 1, 2005:

•	James R. Houghton became Chairman (from Chairman and Chief Executive Officer).

•	Wendell P. Weeks became President and Chief Executive Officer (from President and Chief Operating Officer).

•	Peter F. Volanakis became Chief Operating Officer (from President, Corning Technologies).

Compensation Deductibility

As a matter of practice, the Committee intends to set performance-based goals annually under the various Variable Compensation Plans and to deduct compensation paid under these Plans and gains realized from stock options to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, if complying with Section 162(m) conflicts with what the Committee believes to be the best interests of Corning and its shareholders, we may conclude that paying non-deductible compensation is more consistent with the shareholder’s best interests for certain events.

CEO Compensation Actions—2005

Compensation actions for James R. Houghton, (Chairman and Chief Executive Officer through April 30, 2005 and Chairman commencing May 1, 2005) and Wendell P. Weeks (President and Chief Operating Officer through April 30, 2005 and President and Chief Executive Officer commencing May 1, 2005) are described below.

Base Salary:    Mr. Houghton’s annual base salary for 2005 was increased 4.0% from $988,000 per annum to $1,028,000 per annum effective January 1, 2005. His salary was then reduced to $800,000 per annum effective May 1, 2005 as a result of the Organizational Change.

Mr. Weeks’ annual base salary for 2005 was increased 4.0% from $780,000 per annum to $811,000 per annum effective January 1, 2005. His salary was then increased to $915,000 per annum effective May 1, 2005 as a result of the Organizational Change.

The prorated full year salaries are indicated in the Salary column of the Summary Compensation Table on page 28.

Annual Incentives:    The cash bonus awards earned for 2005 by Mr. Houghton and Mr. Weeks were composed of two parts. First, awards earned under the 2005 PIP equaled 200% of the target awards as Corning far exceeded the adjusted Net Profit After Tax goals established by the Committee in February 2005. Second, Messrs. Houghton and Weeks received 7.02% of their base salaries under Corning’s GoalSharing Plan.

Mr. Houghton’s total bonus for 2005 was $1,280,162 calculated as follows:

1.	Mr. Houghton’s target award prior to the Organization Change was 100% of his $1,028,000 base salary; his target award after the Organization Change was 50% of his $800,000 base salary. The total award earned for the 2005 PIP was thus prorated and calculated to be $1,218,667.

2.	Mr. Houghton’s 2005 GoalSharing award was $61,495.

Mr. Weeks’ total bonus for 2005 was $1,741,733 calculated as follows:

1.	Mr. Weeks’ target award prior to the Organizational Change was 85% of his year end base salary; his target award after the Organizational Change was 95% of his $915,000 year end base salary. The total award earned for the 2005 PIP was thus prorated and calculated to be $1,677,500.

2.	Mr. Weeks’ 2005 GoalSharing award was $64,233.

Long-Term Incentives:

Recap of Actual Performance for 2005

Mr. Houghton received the following stock option grants under the terms of the 2005 long-term incentive plan. These particular grants were previously described in last year’s Report of the Compensation Committee of the Board of Directors on Executive Compensation and are repeated here for reference only due to the fact that some of the total grant occurred in calendar year 2005.

-	239,500 stock options were awarded on December 1, 2004 at an exercise price of $12.70 per share, and

-	119,750 stock options were awarded on January 3, 2005 at an exercise price of $11.84 per share, and

-	119,750 stock options were awarded on February 1, 2005 at an exercise price of $10.98 per share.

As a result of the Organizational Change, Mr. Houghton forfeited 2/3 of each of the above-referenced stock option grants to reflect his significant role change. These forfeited options were canceled.

Mr. Weeks received the following stock option grants under the terms of the 2005 long-term incentive plan.

-	173,000 stock options were awarded on December 1, 2004 at an exercise price of $12.70 per share, and

-	86,500 stock options were awarded on January 3, 2005 at an exercise price of $11.84 per share, and

-	86,500 stock options were awarded on February 1, 2005 at an exercise price of $10.98 per share.

As a result of the Organizational Change, Mr. Weeks was awarded an additional 130,000 stock options on April 28, 2005 at an exercise price of $13.68 per share.

In addition, for the 2005 performance year, Messrs. Houghton and Weeks were awarded a total of 202,000 and 145,000 performance shares respectively (the 2005 target award of restricted stock). Corporate financial targets (adjusted Earnings Per Share and Operating Cashflow were the goals) for the 2005 performance shares were established at the February 2005 Board meeting. Under the plan, Messrs. Houghton and Weeks had the opportunity to earn from 0% to 150% of the 2005 target award of restricted stock based on actual achievement against the financial goals established. Any shares actually earned are further subject to transfer and forfeiture restrictions until all such shares are generally released in February 2008.

Based on actual 2005 corporate performance where Corning far exceeded the adjusted Earnings Per Share and Operating Cashflow goals established by the Committee, Messrs. Houghton and Weeks earned a total of 303,000 and 217,500 shares, respectively (150% of the 2005 target award). These earned awards are listed under the Restricted Stock column of the Summary Compensation Table on page 28 and more fully described in the Long Term Incentive Plans—Awards in Last Fiscal Year table on page 32.

Description of 2006 Program and Awards

For the 2006 performance year:

•	Mr. Houghton was awarded a total of 154,000 nonqualified stock options and 62,000 performance shares (2006 target award of restricted stock).

-	77,000 stock options were awarded on December 7, 2005 at an exercise price of $21.08 per share, and

-	38,500 stock options were awarded on January 2, 2006 at an exercise price of $19.68 per share, and

-	38,500 stock options were awarded on February 1, 2006 at an exercise price of $24.72 per share.

•	Mr. Weeks was awarded a total of 323,000 nonqualified stock options and 130,000 performance shares (2006 target award of restricted stock).

-	161,500 stock options were awarded on December 7, 2005 at an exercise price of $21.08 per share, and

-	80,750 stock options were awarded on January 2, 2006 at an exercise price of $19.68 per share, and

-	80,750 stock options were awarded on February 1, 2006 at an exercise price of $24.72 per share.

Corporate financial targets for the 2006 performance shares were established at the February 2006 Board meeting. Under the plan, Messrs. Houghton and Weeks may earn from 0% to 150% of the 2006 target award of restricted stock based on actual achievement against the financial goals established for the plan. For 2006, awards will again be based on two equally weighted corporate financial measures: adjusted Earnings Per Share and Operating Cashflow. Any shares actually earned will be further subject to transfer and forfeiture restrictions until all such shares are generally released in February 2009.

All of the stock option grants actually made during the calendar year 2005 (including 50% of the total stock options awarded under the 2005 CPP and 50% of the total stock options awarded under the 2006 CPP) are more fully described in the Option/SAR Grants in Last Fiscal Year table on page 30. All options actually granted in calendar year 2006 will appear in next year’s Option/SAR Grants in Last Fiscal Year table.

Other Points to Note

In October 2005, the Committee recommended (and the Board subsequently adopted) formal share ownership guidelines for each non-employee director of Corning. Under the plan, each non-employee director is required to hold at least 5 times the annual cash retainer provided by Corning in Corning stock. New directors joining the Board generally have from three to five years to satisfy this share ownership guideline. The Committee notes that the adoption of formal share ownership guidelines for non-employee directors does not imply that the Board was attempting to correct a perceived problem. In fact, when reviewed in October, it was found that almost all non-employee directors had ownership which far exceeded 10 times the annual cash retainer (with well over one-half of such directors far exceeding 25 times the annual cash retainer).

In setting performance goals for Corning’s performance-based compensation plans, the Committee uses adjusted Net Profit After Tax or adjusted Earnings Per Share (as opposed to reported GAAP earnings). The Committee believes that the adjusted amounts more accurately reflect the underlying operational performance of Corning that most employees can impact.

For example, the following special, one-time or non-recurring items would typically be excluded from the adjusted earnings calculations:

-	One-time charges from financing activities (e.g. debt/equity)

-	Gains/losses on debt buybacks or other unusual large gains and losses

-	Impact from Discontinued Operations

-	Restructuring charges and credits

-	Impact of any required accounting changes that cause a variance from budget

-	Impact of non-cash write-offs of deferred tax assets or goodwill

-	Impact of litigation

Conclusion

The Committee believes that the quality of executive leadership significantly affects long term performance and that it is in the best interest of the shareholders to fairly compensate executive leadership for achievements that meet or exceed the high standards set by the Committee, so long as there is corresponding risk when performance falls short of such standards.

Actual performance in 2005 significantly exceeded the Committee’s high performance targets for the year. In addition, Corning continued to make significant progress on reducing debt and improving the balance sheet (as reflected in Corning’s return to investment grade by the major rating agencies during the year), investing in new technologies for Corning’s future and continually reinvigorating its Corporate Values focus.

The Compensation Committee:
James J. O’Connor, Chairman
John S. Brown
Gordon Gund
William D. Smithburg

Performance Graph

The following graph illustrates the cumulative total shareholder return over the last five years of Corning’s Common Stock, the S&P 500 and the S&P Communications Equipment Companies (in which Corning is currently included). Corning changed its line of business index in fiscal 2001 to more accurately reflect the change in Corning’s business focus. The graph includes the capital weighted performance results of those companies in the communications equipment companies classification that are also included in the S&P 500.

Comparison of Five-Year Cumulative Total Return Among Corning Incorporated, S&P 500 and S&P Communications Equipment
(Fiscal Years Ending December 31)
120.0
100.0
80.0
60.0
40.0
20.0
-
2000 100 Dollars
2000
2001
2002
2003
2004
2005
Corning Incorporated
S&P 500
S&P Communications Equipment

Executive Compensation

The following tables and charts show for the last three years the compensation paid by Corning to its chief executive officer and the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000.

Summary Compensation Table

						Long Term Compensation
Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation(1)	Restricted Stock Awards(2)	Securities Underlying Options(3)	LTIP Payouts	All Other Compen- sation(4)
Wendell P. Weeks,	2005	$880,333	(5)	$1,741,733	$126,960	$4,276,050	464,500	$—	$44,357
President And Chief	2004	772,500		1,382,238	82,395	1,677,225	320,000	—	42,081
Executive Officer	2003	750,000		1,575,825	72,290	—	713,667	—	18,187

James R. Houghton,	2005	876,000	(6)	1,280,162	84,760	5,956,980	156,834	—	116,929
Chairman	2004	978,500		2,047,235	87,414	2,401,080	449,500	—	114,136
	2003	950,000		2,338,045	51,879	—	1,110,000	—	14,250

James B. Flaws,	2005	730,000		1,219,246	60,370	3,544,530	211,687	—	117,560
Vice Chairman And	2004	695,250		1,173,814	59,486	1,200,540	220,000	—	52,334
Chief Financial	2003	675,000		1,337,243	45,071	—	571,667	—	24,806
Officer

Dr. Joseph A. Miller,	2005	541,000		849,478	38,713	2,289,570	144,500	—	24,630
Executive Vice President	2004	515,000		817,492	58,699	918,060	165,000	—	8,200
and Chief Technology	2003	500,000		930,550	52,492	—	395,667	—	3,000
Officer

Peter F. Volanakis,	2005	716,333	(7)	1,302,650	36,429	2,860,530	351,000	—	86,666
Chief Operating Officer	2004	618,000		1,043,390	51,985	1,200,540	220,000	—	72,430
	2003	600,000		1,188,660	42,082	—	605,000	—	14,550

(1)	The named executive officers receive an annual executive allowance which may be used for financial/legal counseling, tax preparation services, home security services, personal aircraft rights and tax assistance related to these fringe benefits. The imputed income figures indicated in the table consist of the following calculated using the incremental cost of providing such perquisites:

(a) Total financial/other counseling charges of $42,459 for Mr. Weeks; $0 for Mr. Houghton; $7,243 for Mr. Flaws; $14,978 for Mr. Miller and $3,950 for Mr. Volanakis.

(b) Total personal aircraft charges of $39,475 for Mr. Weeks; $55,167 for Mr. Houghton; $37,360 for Mr. Flaws; $11,315 for Mr. Miller and $23,168 for Mr. Volanakis.

(c) Total tax assistance of $45,026 for Mr. Weeks; $29,593 for Mr. Houghton; $15,767 for Mr. Flaws; $12,420 for Mr. Miller and $9,311 for Mr. Volanakis.

(Note: Corning eliminated providing tax assistance as a feature from the 2006 Executive Allowance program which commenced November 2005)

In addition, total home security costs of $2,400 for Mr. Weeks; $2,400 for Mr. Houghton; $2,400 for Mr. Flaws; $2,400 for Mr. Miller and $2,400 for Mr. Volanakis were paid directly by Corning as a business expense and are not included in the totals listed above but disclosed voluntarily in this footnote.

Corning also paid Mr. Houghton (as a business expense) $450 per night for a total of nine nights for staying in his New York City apartment in lieu of a Company paid hotel room while attending Board meetings or other Corning business events in New York City during the year. That total of $4,050 is not included in the totals listed above but is disclosed voluntarily in this footnote.

(2)	At year end 2005, Messrs. Weeks, Houghton, Flaws, Miller and Volanakis held an aggregate of 417,500; 476,000; 311,000; 208,000 and 288,000 shares of restricted stock respectively, having an aggregate value on December 31, 2005, of $8,208,050; $9,358,160; $6,114,260; $4,089,280 and $5,662,080, respectively. Certain of such shares were subject to performance-based forfeiture conditions and all shares are subject to forfeiture and restrictions on transfer prior to stated dates. See also, the “Long Term Incentive Plans—Awards in Last Fiscal Year” table on page 32. The year-end stock price used for valuing such shares was $19.66.

(3)	Stock options granted prior to February 28, 2003, provided that if options were exercised using already owned Corning Common Stock, the opportunity for recognition of future market price fluctuations would be restored through an automatic grant of options equal to the number of shares tendered and at the same current market price as was recognized for purposes of exercising such options. No such “reload” options were granted during 2003 and 2004, but Mr. Flaws has 19,687 such “reload” options granted in 2005 (which are included in the totals listed above).

(4)	Each salaried employee of Corning who participates in the Corning Investment Plan (401(k) Plan) receives matching contributions to their account based on their level of contribution and/or service. The named executive officers received the following amounts contributed by Corning to the Investment Plan, the Supplemental Investment Plan (a non-qualified investment plan maintained by Corning to provide salaried employees the benefits which would have been available to them pursuant to the terms of the Corning Investment Plan but for limitations on contributions to tax-qualified plans imposed pursuant to the Employee Retirement Income Security Act of 1974, as amended) and the Management Deferral Plan (if applicable): $44,357 for Mr. Weeks; $116,929 for Mr. Houghton; $117,560 for Mr. Flaws; $24,630 for Mr. Miller and $86,666 for Mr. Volanakis.

(5)	Represents prorated base salary (four months at $811,000 as President and Chief Operating Officer and eight months at $915,000 as President and Chief Executive Officer).

(6)	Represents prorated base salary (four months at $1,028,000 as Chairman and Chief Executive Officer and eight months at $800,000 as Chairman).

(7)	Represents prorated base salary (four months at $649,000 as President, Corning Technologies and eight months at $750,000 as Chief Operating Officer).

Option/SAR Grants in Last Fiscal Year (1)

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Gain at 5%	Gain at 10%
Wendell P. Weeks
Option Grant 1/3/2005	86,500	0.86%	$11.84	01/02/15	$644,089	$1,632,247
Option Grant 2/1/2005	86,500	0.86%	10.98	01/31/15	597,305	1,513,689
Option Grant 4/28/2005	130,000	1.29%	13.68	04/27/15	1,118,426	2,834,312
Option Grant 12/7/2005	161,500	1.61%	21.08	12/06/15	2,141,021	5,425,769

James R. Houghton (3)
Option Grant 1/3/2005	39,917	0.40%	11.84	01/02/15	297,226	753,230
Option Grant 2/1/2005	39,917	0.40%	10.98	01/31/15	275,637	698,519
Option Grant 12/7/2005	77,000	0.77%	21.08	12/06/15	1,020,797	2,586,899

James B. Flaws
Option Grant 1/3/2005	57,500	0.57%	11.84	01/02/15	428,151	1,085,020
Option Grant 2/1/2005	57,500	0.57%	10.98	01/31/15	397,053	1,006,209
Reload Option Grant 5/11/2005	6,564	0.07%	15.24	12/04/11	37,332	85,833
Reload Option Grant 5/11/2005	6,561	0.07%	15.24	01/31/12	38,459	88,829
Reload Option Grant 5/11/2005	6,562	0.07%	15.24	10/05/08	18,045	38,274
Option Grant 12/7/2005	77,000	0.77%	21.08	12/06/15	1,020,797	2,586,899

Joseph A. Miller
Option Grant 1/3/2005	43,000	0.43%	11.84	01/02/15	320,183	811,406
Option Grant 2/1/2005	43,000	0.43%	10.98	01/31/15	296,926	752,470
Option Grant 12/7/2005	58,500	0.58%	21.08	12/06/15	775,540	1,965,371

Peter F. Volanakis
Option Grant 1/3/2005	57,500	0.57%	11.84	01/02/15	428,151	1,085,020
Option Grant 2/1/2005	57,500	0.57%	10.98	01/31/15	397,053	1,006,209
Option Grant 4/28/2005	125,000	1.24%	13.68	04/27/15	1,075,410	2,725,300
Option Grant 12/7/2005	111,000	1.10%	21.08	12/06/15	1,471,538	3,729,166

All Shareholders as a group	1,536,508,561				14,272,280,215	36,168,760,255
All Optionees as a group (4)	10,053,773	100%	$14.77	Various	93,387,222	236,661,555
Optionee Gain As % Of All Shareholders Gain					0.65%	0.65%

(1)	No SAR’s were granted.

(2)	The dollar amounts set forth under these columns are the result of calculations at 5% and at 10% rates established by the SEC and therefore are not intended to forecast future appreciation of Corning’s stock price. Corning did not use any alternative formula for grant date valuation as it is unaware of any formula which would determine with reasonable accuracy a present value based upon future unknown factors.

(3)	Mr. Houghton was originally granted 119,750 stock options on 1/3/05 at an exercise price of $11.84 and 119,750 stock options on 2/1/05 at an exercise price of $10.98. As a result of the Organizational Change effective May 1, 2005, Mr. Houghton forfeited 2/3 of the original option grants on 1/3/05 and 2/1/05 (as well as 2/3 of the 239,500 stock options originally awarded on 12/1/04 at an exercise price of $12.70 and reported in the 2005 Proxy Statement under the caption “Option/SAR Grants in Last Fiscal Year”). The net outstanding grants for 2005 are reported in the table above.

(4)	The exercise price shown to the right is a weighted average of option prices relating to grants of options made on various occasions in 2005. No gain to the optionees is possible without an appreciation in the stock price, an event which will also benefit all shareholders. If the stock price does not appreciate, the optionees will realize no benefit. For stock options awarded prior to February 28, 2003, prior Employee Equity Participation Plans provided that if options are exercised using already owned Corning Common Stock, the opportunity for recognition of future market price fluctuations would be restored through an automatic grant of options equal to the number of shares tendered and at the same current market price as was recognized for purposes of exercising such options. Included in this total are such “reload” options granted to employees during 2005. Corning eliminated the reload feature from all grants of stock options made on or after February 28, 2003.

Aggregated Options/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Options/SAR Values (1)

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Wendell P. Weeks (2)	373,000	$1,789,457	5,867,646	726,887	$24,860,285	$3,643,302
James R. Houghton (3)	158,106	1,694,083	2,679,393	561,834	35,235,875	6,336,431
James B. Flaws (2)	506,974	2,796,621	2,991,271	419,742	16,669,433	3,961,797
Joseph A. Miller	320,834	3,449,320	467,277	289,555	3,807,896	2,021,400
Peter F. Volanakis (2)	548,145	4,151,505	3,169,382	570,166	15,411,652	4,796,556

(1)	No SAR’s are outstanding

(2)	Certain stock options exercised by Messrs. Weeks, Flaws and Volanakis were scheduled to expire if not exercised by August 2006. Such grants include 325,000 of the options exercised by Mr. Weeks, 322,500 of the options exercised by Mr. Flaws and 275,000 of the options exercised by Mr. Volanakis.

(3)	All stock options exercised by Mr. Houghton in 2005 were originally granted in December 1995 and were scheduled to expire if not exercised by December 5, 2005.

Long Term Incentive Plans-Awards in Last Fiscal Year

This table illustrates the number of performance-based shares awarded under the Corporate Performance Plan. The number of shares earned or which may be earned by the named executive officer is determined by the achievement of specific financial goals established for Corning (and more fully explained in the Report of the Compensation Committee of the Board of Directors on Executive Compensation beginning on page 19). The percentage of awards that may be earned ranges from 0% to 150% of the target awards indicated below. The number of shares earned for 2005 (based on achieving the 150% performance level) is indicated in the table below (vesting February 1, 2008) and the dollar value of the 2005 shares earned is indicated in the “Restricted Stock Awards” column of the “Summary Compensation Table” appearing on page 28.

In February 2007, the Compensation Committee will assess performance against goals and determine the number of shares earned for 2006 under the performance-based shares granted in December 2005. Once earned, such shares shall remain restricted as to transfer for two years and are generally subject to forfeiture upon termination of employment prior thereto.

			Estimated Future Payouts under Non-Stock Price-Based Plans
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Shares, Units, or Other Rights(#)	Performance or Other Period Until Maturation or Payout	Threshold	Target	Maximum
Wendell P. Weeks		02/01/09	0	130,000	195,000
	217,500	02/01/08	0	145,000	217,500
	142,500	02/01/07	0	95,000	142,500

James R. Houghton		02/01/09	0	62,000	93,000
	303,000	02/01/08	0	202,000	303,000
	204,000	02/01/07	0	136,000	204,000

James B. Flaws		02/01/09	0	62,000	93,000
	145,500	02/01/08	0	97,000	145,500
	102,000	02/01/07	0	68,000	102,000

Joseph A. Miller		02/01/09	0	47,000	70,500
	109,500	02/01/08	0	73,000	109,500
	78,000	02/01/07	0	52,000	78,000

Peter F. Volanakis		02/01/09	0	89,000	133,500
	145,500	02/01/08	0	97,000	145,500
	102,000	02/01/07	0	68,000	102,000

Pension Plan

Corning maintains a defined benefit Pension Plan under which it pays benefits based upon career average earnings (regular salary and cash awards that are paid (including deferred compensation with respect to the non-qualified supplemental pension plans) such as those paid under its Variable Compensation Plans) and years of credited service. Employees are required to contribute 2% of compensation in excess of the Social Security Wage Base up to the compensation limits imposed by the Internal Revenue Code of 1986, as amended. Salaried and non-union hourly employees may contribute, under the career average formula of the Plan, an additional 2% of earnings up to and including the Social Security Wage Base to increase pension benefits.

Corning amended its pension plan effective July 1, 2000, to include a cash balance component. All salaried and non-union hourly employees were given the choice of continuing to accrue future benefits under the career average earnings formula or, if the cash balance plan was elected, the cash balance formula. All salaried and non-union hourly employees hired on or after July 1, 2000, only participate in the cash balance component.

Benefits accrued under the cash balance component are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s eligible pay for that month, and (2) interest credits based on the participant’s account balance as of the end of the prior month. Pay credits accrue at a rate between 3% and 8% based on each participant’s age and service. Pension benefits under the cash balance component may be distributed as a lump sum or as an annuity.

Corning’s contributions to the Plan are determined by the Plan’s actuaries and are not determined on an individual basis. The amount of benefits payable under the Plan and attributable to Corning’s contributions is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

Corning maintains non-qualified supplemental pension plans pursuant to which it will pay amounts approximately equal to the difference between the benefits provided under the Pension Plan and benefits which would have been paid thereunder but for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. Certain employees, including the named executive officers, participate in the Executive Supplemental Pension Plan which pays benefits based upon final average compensation (the highest five consecutive calendar years in the 10 calendar years immediately preceding retirement) and years of credited service. Certain of the benefits payable under the Executive Supplemental Pension Plan are presently vested on an individual basis.

The table below sets forth the estimated annual amounts payable under the Pension Plan and the Executive Supplemental Pension Plan assuming retirement during 2006 of participants who have met eligibility requirements for unreduced benefits. These amounts are based upon the straight life annuity option and are not subject to reduction for Social Security benefits or other payments or offsets. Additional benefits may be payable to persons who contribute voluntarily to the Pension Plan. Unreduced benefits are available to participants who are at least age 55 with 30 or more years of service or participants who are age 60 with 5 or more years of service.

Years of Service

Final Average Pay	15	20	25	30	35	40
$500,000	$109,100	$145,500	$181,900	$218,300	$254,600	$292,100
600,000	131,600	175,500	219,400	263,300	307,100	352,100
700,000	154,100	205,500	256,900	308,300	359,600	412,100
800,000	176,600	235,500	294,400	353,300	412,100	472,100
900,000	199,100	265,500	331,900	398,300	464,600	532,100
1,000,000	221,600	295,500	369,400	443,300	517,100	592,100
1,100,000	244,100	325,500	406,900	488,300	569,600	652,100
1,200,000	266,600	355,500	444,400	533,300	622,100	712,100
1,300,000	289,100	385,500	481,900	578,300	674,600	772,100
1,400,000	311,600	415,500	519,400	623,300	727,100	832,100
1,500,000	334,100	445,500	556,900	668,300	779,600	892,100
1,600,000	356,600	475,500	594,400	713,300	832,100	952,100
1,700,000	379,100	505,500	631,900	758,300	884,600	1,012,100
1,800,000	401,600	535,500	669,400	803,300	937,100	1,072,100
1,900,000	424,100	565,500	706,900	848,300	989,600	1,132,100
2,000,000	446,600	595,500	744,400	893,300	1,042,100	1,192,100
2,100,000	469,100	625,500	781,900	938,300	1,094,600	1,252,100
2,200,000	491,600	655,500	819,400	983,300	1,147,100	1,312,100
2,300,000	514,100	685,500	856,900	1,028,300	1,199,600	1,372,100
2,400,000	536,600	715,500	894,400	1,073,300	1,252,100	1,432,100
2,500,000	559,100	745,500	931,900	1,118,300	1,304,600	1,492,100

The compensation covered by the Pension Plan and the Executive Supplemental Pension Plan for the named executive officers is the salary and cash bonus set forth in the “Summary Compensation Table” on page 28. The bonus is included as compensation in the calendar year paid. As of December 31, 2005, annual payments under the Pension Plan would be based upon an average annual compensation of $1,327,020 for Mr. Weeks; $1,952,195 for Mr. Houghton; $1,126,161 for Mr. Flaws; $824,046 for Mr. Miller and $1,048,729 for Mr. Volanakis. Messrs. Weeks, Houghton, Flaws, Miller and Volanakis have 23, 38, 33, 5, and 24, years of credited service, respectively.

Arrangements with Named Executive Officers

Severance Arrangements

Under an existing severance policy Corning may provide to certain employees (excluding the named executive officers, whose agreements are described below) in certain events compensation in amounts up to eight weeks (for employees with more than one year of service) and fifty-two weeks (for employees with twenty-six or more years of service). These events include a constructive termination of employment as a result of a substantial change in the employee’s responsibilities, compensation levels and similar matters following a change in Corning’s ownership and management.

Prior to July 2004, Corning entered into Officer Severance Agreements, Change in Control Agreements, and Amendments to such agreements with Messrs. Weeks, Houghton, Flaws, Miller and Volanakis and other officers that continue to be effective. Those Officer Severance Agreements provide that under certain circumstances Messrs. Weeks, Houghton, Flaws and Volanakis would each receive payments equal to 2.99 times base salary plus bonus; as well as an additional 2.99 years of service credit under Corning’s various qualified and non-qualified retirement plans in which such officer participates; outplacement assistance; 24 months of continued medical, dental and hospitalization benefits; and Corning’s purchase of such officer residence in the Corning, New York area at the greater of the appraised value or the cost of the residence plus improvements, upon request. Under Dr. Miller’s Severance Agreement, he would receive the same benefits, except that he would receive two years times the sum of his base salary plus bonus.

Change in Control Agreements with Messrs. Houghton, Flaws and Volanakis provide for payment of accrued compensation; immediate vesting of restrictions on any long term cash amount (multiplied by 150%); immediate vesting and lapse of restrictions on any outstanding equity awards; severance pay equal to 2.99 times base salary plus bonus; 36 months of continued medical, dental and hospitalization benefits; Corning’s purchase of such officer’s principal residence in the Corning, New York area at the greater of the appraised value, cost of residence plus improvements, or modified appraised value, upon request; an additional five years of service credit under Corning’s Executive Supplemental Pension Plan; and outplacement assistance upon occurrence of a change in control that results in termination other than for good reason, a material and adverse change to the executive’s status, title, position or responsibilities, change in position or office held, reduction of salary, change in principal office location of more than 30 miles, material reduction in employee benefits, successor company’s material breach of the agreement, or successor company’s failure to assume the agreement. Mr. Weeks’ Change in Control Agreement provides similar benefits, but includes a different definition of “cause.” Dr. Miller’s Change in Control Agreement provides similar benefits, but has 24 months of continued medical, dental and hospitalization benefits.

These Officer Severance Agreements, Change in Control Agreements and Amendments to such agreements were Exhibits 10.1 through 10.9 to Corning’s Form 10-Q for the quarter ended March 31, 2004 filed with the SEC on May 4, 2004.

PROPOSAL 2—Approval of the Amendment of the 2002 Worldwide Employee Share Purchase Plan

Summary of the 2002 Worldwide Employee Share Purchase Plan

Overview

In 2002, Corning adopted the 2002 Worldwide Employee Share Purchase Plan (the “2002 Plan”) which was a continuation of similar programs first adopted in 1990. The 2002 Plan was designed to provide a flexible mechanism to permit employees to obtain equity ownership in Corning, thereby increasing their proprietary interest in Corning’s growth and success.

The Board, as well as our senior management, believe that it is important to align the interests of our employees with the interests of our shareholders, and believe that encouraging share ownership by employees through the 2002 Plan is a key means to achieve this goal. Furthermore, the Board believes that the 2002 Plan enhances the Company’s ability to attract and retain employees, enhances employee loyalty and increases the focus of employees on the creation of shareholder value. The Board of Directors has approved the amendment of the 2002 Plan and directed that it be submitted to shareholders for approval at this time.

Our Board of Directors recommends that you vote in favor of the amendment to the 2002 Plan. The 2002 Plan extends the Termination Date from the earlier of (i) April 30, 2007, (ii) all shares authorized under the 2002 Plan are sold, or (iii) the Board terminates the 2002 Plan to (i) May 1, 2010, (ii) all shares authorized under the 2002 Plan are sold or (iii) the Board terminates the 2002 Plan.

An affirmative vote of a majority of the shares of Corning’s common stock cast at the meeting is necessary to approve the amendment of the 2002 Plan. In the event shareholders do not approve the amendment of the 2002 Plan, the 2002 Plan, as currently in effect, will continue until its scheduled expiration.

As of December 31, 2005, approximately 17,260,811 shares were available for sale under the 2002 Plan. At February 23, 2006, the closing price of Corning’s Common Stock as reported on the New York Stock Exchange was 24.60.

A summary of the principal features of the 2002 Plan follows. Every aspect of the 2002 Plan is not addressed in this summary. Shareholders are encouraged to read the full text of the 2002 Plan which is attached to this proxy statement as Appendix I. Corning will send without charge the 2002 Plan to any shareholder who requests a copy.

Summary of the 2002 Worldwide Employee Share Purchase Plan

Committee.    The 2002 Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors. Subject to the provisions of the 2002 Plan, the Committee will interpret the 2002 Plan and all rights to purchase shares granted under the 2002 Plan, make such rules as it deems necessary for the proper administration of the 2002 Plan and make all other determinations necessary or advisable for the administration of the 2002 Plan. In addition, the Committee shall correct any defect, supply any omission or reconcile any inconsistency in the 2002 Plan, or in any right to purchase shares granted under the 2002 Plan, in the manner and to the extent that the Committee deems desirable to carry the 2002 Plan or any option into effect. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee will be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the 2002 Plan. The Committee shall have the authority to delegate plan administration and interpretation of the 2002 Plan to such officers and employees of Corning as the Committee deems appropriate.

Effective Date of the 2002 Plan.    The 2002 Plan became effective for shares issued after May 1, 2002.

Eligibility.    Any employee of Corning designated as eligible by the Committee will be eligible to participate in the 2002 Plan provided, however, that no option (or right to purchase Corning’s Common Stock) will be granted to an employee if such employee, immediately after the option is granted, owns shares of Corning possessing five percent or more of the total combined voting power or value of all classes of shares of Corning or of its subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(f) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Code”)). The Committee may also limit eligibility to designated payroll groups such as salaried or non-unionized hourly employees or to designated locations. The Committee may also in its discretion allow the employees of Corning subsidiaries to participate in the 2002 Plan. In addition, the Committee may limit any employee’s rights to purchase shares pursuant to the 2002 Plan to a rate that does not exceed $25,000 per calendar year or such other amount as may be specified under Section 423 of the Code. Substantially all employees of Corning are eligible to participate in the 2002 Plan.

Authorized Shares.    Under the 2002 Plan no more than 30,000,000 shares may be offered or sold to eligible employees. The 30,000,000 shares represent approximately 1.95% of the shares of Corning outstanding on December 31, 2005. As of December 31, 2005, approximately 17,260,811 shares were available for sale under the 2002 Plan. Shares available for sale under the 2002 Plan may be either treasury shares or authorized but unissued shares or may be purchased from time to time on the open market.

Offering Period.    The 2002 Plan provides for offering periods of three months each. The Board may make a particular offering period shorter or longer but not longer than 27 months. Participating employees would purchase shares at quarterly intervals unless the Board exercises its right to change the offering period. The first business day of each offering period is referred to as the entry date, except that for employees who elect to participate after that date, the entry date, unless otherwise provided by the Committee, in its discretion, is the first business day of the first offering period beginning after their election.

Each eligible employee is automatically granted the right to purchase shares on his or her entry date. The right to purchase shares generally expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during that offering period. In addition to the limitation described above, the Committee may impose additional limits on the number of shares eligible employees may purchase during any offering period.

Purchases.    Shares will be purchased under the 2002 Plan at a price equal to 85% of the fair market value of a share on (i) the relevant entry date or (ii) the last trading day of the offering period, whichever is less for U.S. employees. For International Employees, unless otherwise provided, shares are sold at a price equal to 85% of Corning’s share price on the last trading day of the offering period.

Payments received by Corning for the sale of shares of treasury stock or authorized and unissued shares shall be used for general corporate purposes.

Participation.    Under the 2002 Plan an eligible employee must authorize payroll deductions, which may not exceed 10% of eligible compensation or such other higher percentage of non-fixed compensation (such as the amount paid annually as a performance or GoalSharing bonus) as may be permitted by the Committee. An eligible employee may terminate his or her payroll deduction at any time. The employee may increase or reduce prospectively the amount of his or her deduction as of the beginning of any calendar quarter subject to the Committee’s authority to impose limits on employees who increase, reduce or stop payroll deductions during an offering period. An employee will have no interest in any shares until such shares are actually purchased by him or her.

Termination of Employment.    In the event of death, retirement, or termination of employment, any accumulated payroll deductions will be used to purchase shares on the applicable purchase date.

International Employees.    Under the 2002 Plan, the Committee has the authority to amend the 2002 Plan with respect to International Employees. The amendments may include, but are not limited to, the right to participate; procedures for elections to participate; the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of International Employees; the purchase price of any shares to be acquired; the length of any offering period; the maximum amount of contributions; credits or shares which may be acquired by International Employees; and the rights of International Employees in the event of his or her death, disability, withdrawal from the 2002 Plan, termination of employment, and all matters related thereto.

The Committee, in its discretion, can also create one or more separate plans involving the purchase of shares by International Employees. The Committee shall have the flexibility to structure international arrangements that adhere to local regulations that may allow Corning or one of its subsidiaries or affiliates to take advantage of corporate tax benefits. As such, special terms and conditions or plans which may be established with respect to one group of International Employees may not be the same for all International Employees. Notwithstanding the foregoing, the total number of shares offered under the 2002 Plan and any other employee stock purchase plan for International Employees created by the Committee shall not exceed the number of shares authorized under the 2002 Plan.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.    In the event of any stock split, stock dividend, spin-off, reclassification, recapitalization or other similar event affecting the shares, adjustments may be made in the number of shares subject to the 2002 Plan, the number and kind of shares to be purchased and the price per share to be purchased. Any such adjustment will be made by the Committee, whose determination shall be final. In the event of a proposed sale of all or substantially all of the assets of Corning or the merger or consolidation of Corning with another company, the Committee may determine that each right to purchase shares will be assumed by, or an equivalent right substituted by the successor company or an affiliate, that the purchase date will be accelerated, or that all outstanding rights to purchase shares will terminate and accumulated payroll deductions will be refunded.

Amendment and Termination.    The Board may terminate or amend the 2002 Plan at any time, except that it may not, without shareholder approval, increase the number of shares subject to the 2002 Plan other than as described in the above paragraph. The Board is expressly authorized to amend the 2002 Plan in any respect the Board deems necessary or advisable to provide employees with the maximum benefits provided or to be provided under provisions of the Code relating to employee stock purchase plans and/or to bring the 2002 Plan and/or rights to purchase shares granted under it into compliance therewith. Rights and obligations under a right to purchase shares granted before amendment of the 2002 Plan shall not be impaired by any amendment of the 2002 Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the 2002 Plan and/or rights granted under the 2002 Plan comply with the requirements of Section 423 of the Code.

The 2002 Plan will continue until the earlier of: (i) May 1, 2010; (ii) all shares authorized under the 2002 Plan are sold; (iii) or the Board terminates the 2002 Plan.

Compliance with Rule 16b-3.    Any transactions under the 2002 Plan with respect to officers (as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended, (the “1934 Act”)) are intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act. To the extent any provision of the 2002 Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Compliance with Code Section 409A.    The 2002 Plan is intended to comply with Code Section 409A and the rules and regulations thereunder. To the extent any provision of the 2002 Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Taxation.    Corning believes that the U.S. federal income tax consequences of the 2002 Plan, under its current terms, are as follows:

An employee who purchases shares under the 2002 Plan will recognize compensation taxable as ordinary income (subject to withholding) in the year such purchase occurs in an amount equal to the difference between the fair market value of the shares on the date of purchase and the price actually paid for such shares, and Corning or the subsidiary employer will be entitled to a deduction in the same amount. The employee’s basis in such shares will be increased by the amount taxable as compensation, and his or her capital gain or loss when he/she disposes of the shares will be calculated using such increased basis. The capital gain or loss on disposition of the shares will be either long-term or short-term, depending on the holding period of the shares.

U.S. Federal Income Tax Consequences if the Board amends the 2002 Plan to qualify under the Internal Revenue Code of 1986.    The Board, in its discretion, may amend the 2002 Plan to satisfy the requirements of Section 423(b) of the Code. If the Board exercised its discretion to qualify the 2002 Plan under Section 423(b) of the Code, Corning believes that the U.S. federal tax consequences will be as described below. First the income realized from shares purchased after the effective date of such qualification would not be taxable to the employee until the shares purchased under the 2002 Plan are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the employee will generally be subject to tax and the amount of the tax will depend upon whether the employee has complied with the “holding period” imposed under Section 423 of the Code. If the shares are sold or otherwise disposed of more than two years from the applicable entry date and more than one year from the date of transfer of the shares to the employee, then the employee generally will recognize ordinary income measured as the lesser of:

•	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

•	an amount equal to 15% of the fair market value of the shares as of the applicable entry date.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the employee will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. If an employee sells the shares and the sale price is less than the purchase price, the employee will not recognize any ordinary income, and will have a long-term capital loss for the difference between the sale price and the purchase price.

Neither Corning nor the subsidiary employer is entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent ordinary income is recognized by eligible employees upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to Corning or the subsidiary employer.

The foregoing discussion is not intended to cover all tax consequences of participation in the 2002 Plan. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of the right to purchase shares and ending with the disposition of the shares acquired through the exercise of such right. Different or additional rules may apply to individuals who are subject to income tax obligations in a foreign jurisdiction and/or are subject to state or local income tax in the United States.

Principal Differences.    The 2002 Plan is amended to extend the Termination Date from the earlier of (i) April 30, 2007, (ii) all shares authorized under the 2002 Plan are sold, or (iii) the Board terminates the 2002 Plan to (i) May 1, 2010, (ii) all shares authorized under the 2002 Plan are sold, or (iii) the Board terminates the 2002 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2002 WORLDWIDE EMPLOYEE SHARE PURCHASE PLAN.

PROPOSAL 3—Approval of the 2006 Variable Compensation Plan

Overview

In 1949, the shareholders of Corning adopted a plan which provided for the payment of additional compensation to such of Corning’s officers and employees as might be designated by a committee of the Board of Directors. No member of such committee was to be eligible to participate in the plan. Shareholders periodically have approved modifications to these additional compensation plans, the last such approval being the 2003 Variable Compensation Plan (the “2003 Incentive Plan”) which had a four-year term. The Board of Directors believes the 2003 Incentive Plan has been successful and should be continued. In February 2006, the Board approved the 2006 Variable Compensation Plan (the “2006 Incentive Plan”) and directed it be submitted to shareholders for approval at this time. The affirmative vote of the holders of a majority of the shares of Corning Common Stock cast at the meeting is required to approve the 2006 Incentive Plan. If shareholders approve, the 2006 Incentive Plan will become effective for the 2006 fiscal year and will expire on May 1, 2011. In the event shareholders do not approve, the 2006 Incentive Plan will not become effective which means that additional compensation paid to named executive officers may not be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, which we will refer to as the “Code”.

Our Board of Directors recommends that you vote in favor of the 2006 Incentive Plan. The 2006 Incentive Plan is designed to provide a competitive incentive opportunity in order to attract and retain key executives. The 2006 Incentive Plan continues Corning’s long-standing approach to the payment of additional compensation. The 2006 Incentive Plan will continue as a compensation program for those employees who have broad responsibilities for profits and performance at the worldwide corporate level and whose compensation may be subject to the scope of Section 162(m) of the Code.

The following is a summary of the principal features of the 2006 Incentive Plan. Every aspect of the 2006 Incentive Plan is not addressed in this summary. Shareholders are encouraged to read the full text of the 2006 Incentive Plan which is attached to this proxy statement as Appendix J. Corning will send without charge the 2006 Incentive Plan to any shareholder who requests a copy.

Summary of the 2006 Variable Compensation Plan

Committee.    The 2006 Incentive Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors, consisting of at least three directors, each of whom is an “outside director,” as such term is defined in regulations under Section 162(m) of the Code. The members of the Committee will serve as such without compensation other than the regular fees to which they are entitled for attending meetings of the Board of Directors or any committee thereof.

Duration.    The 2006 Incentive Plan will remain in effect from Corning’s 2006 fiscal year, subject to approval by Corning’s shareholders, until May 1, 2011, unless earlier terminated by Corning’s Board of Directors.

Eligibility.    The participants in the 2006 Incentive Plan will be Corning’s chief executive officer and other highly compensated executive officers whose compensation may be subject to the deductibility provisions of Section 162(m) of the Code. Other employees, including officers not participating in the 2006 Incentive Plan, will participate in variable compensation plans which provide incentive for profit and performance and which use measures of performance substantially similar to those used in the 2006 Incentive Plan.

Performance Measures.    The Committee will determine the incentive compensation of each participant based upon the extent to which Corning has met predetermined performance goals. To measure performance the Committee may use such criteria as operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, cash flow, revenues, return on assets, equity or investments, shareholder return and/or value, working capital and stock price. Performance criteria may be measured on a corporate, subsidiary or business unit basis, or a combination thereof. The criteria may also reflect corporate performance alone or corporate performance relative to Corning comparable companies or other external measures. For 2006, the Committee has determined to use net profit after tax as the measure.

Payment of Incentive Compensation.    All or part of the incentive compensation for any year may be distributed to participants for such year in individually designated awards determined by the Committee. Payments may be made in cash, stock options or shares of Corning Common Stock or a combination thereof, provided, however, that a participant may, in accordance with rules adopted by the Committee, elect to defer receipt of all or some portion of his/her payment. In addition, the Committee may determine not to pay to a participant in a given year the incentive compensation earned for such year and may require that the participant defer receipt of such amount.

In the event that payment of all or a portion of a payment is deferred, Corning will establish on its books an account for the amount of the payment so deferred and credit such account with additional sums. The additional sums will be determined by the Committee by reference to one or more factors, such as prevailing interest rates, performance of phantom mutual fund accounts, or changes in the price of Corning Common Stock.

All deferrals shall be made under a deferred compensation plan of the Company that satisfies the requirements of Section 409A of the Code.

No participant in the 2006 Incentive Plan may receive a payment for any fiscal year in excess of $5,000,000.

Amendment and Termination.    The Board of Directors has the power to terminate the 2006 Incentive Plan in its entirety at any time. The Board of Directors may also amend or modify the 2006 Incentive Plan in such respects as it may deem advisable, except that the Board may make no amendment which would jeopardize the deductibility of payments under Section 162(m) of the Code, without shareholder approval.

Taxation.    Corning will be allowed a federal income tax deduction with respect to all amounts distributed as incentive compensation in the year of payment in accordance with the provisions of Section 162(m) of the Code. The amount of any incentive compensation award will constitute ordinary income to the employee in the year of payment.

New Plan Benefits Table.    No benefits or amounts have been awarded or received under the 2006 Incentive Plan. Because the amounts to be awarded under the 2006 Incentive Plan are based on the actual performance of Corning and Corning’s future performance cannot be easily predicted, awards cannot be determined at this time. See “Summary Compensation Table” on page 28 for information about awards made under the 2003 Incentive Plan during fiscal year 2005. However, no benefit or amount awarded in 2006 (or any subsequent year) will exceed the 2006 Incentive Plan’s limit of $5,000,000.

Principal Differences.    The 2006 Incentive Plan does not differ from the 2003 Incentive Plan except for the change in the termination date from December 31, 2007 to May 1, 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2006 VARIABLE COMPENSATION PLAN

PROPOSAL 4—Approval of the Amendment of the 2003 Equity Plan for Non-Employee Directors

Overview

In 2003, the shareholders of Corning adopted the 2003 Equity Plan for Non-Employee Directors (the “2003 Plan”), which was a continuation of a similar program first adopted in 2000 (the “2000 Plan”). The 2003 Plan provides the means by which the Board may from time to time make discretionary awards of shares and/or grants of options to purchase shares of Corning’s Common Stock to non-employee directors (the “2003 Plan”). In February 2006, the Board approved the amendment of the 2003 Plan and directed it be submitted to shareholders for approval at this time. The affirmative vote of the holders of a majority of the shares of Corning’s Common Stock cast at the meeting is required to approve the amendment of the 2003 Plan. If shareholders approve, the 2003 Plan, as amended, will become effective for the fiscal year 2006 and will expire for the fiscal year ending on December 31, 2010. In the event shareholders do not approve, the 2003 Plan, as amended, will not become effective and the 2003 Plan will continue until its scheduled expiration on December 31, 2007, or when shares are no longer available, whichever is earlier.

Our Board of Directors recommends that you vote in favor of the amendment of the 2003 Plan. The 2003 Plan is designed to assist Corning in attracting and retaining individuals of exceptional ability to serve as its directors and to more closely align their interests with those of shareholders and to further provide incentives for such persons to exert maximum efforts for the success of Corning. In addition, Corning expects that the Board will be required to spend additional time to carry out the various corporate governance initiatives in connection with the Sarbanes-Oxley Act of 2002 and various rules adopted by the Securities and Exchange Commission and the New York Stock Exchange.

As of December 31, 2005, options (net of canceled or expired options) and restricted shares covering an aggregate of 206,244 shares of Corning’s Common Stock has been granted under the 2003 Plan. In addition, as of December 31, 2005, 543,756 shares of Corning Common Stock (plus any shares that might in the future be returned to the 2003 Plan or the 2000 Plan as a result of cancellations or expiration of options) remained available for future grant under the 2003 Plan. At February 23, 2006, the closing price of Corning’s Common Stock as reported on the New York Stock Exchange was $24.60.

The following is a summary of the principal features of the 2003 Plan. Every aspect of the 2003 Plan is not addressed in this summary. Shareholders are encouraged to read the full text of the 2003 Plan which is attached to this proxy statement as Appendix K. Corning will send without charge the 2003 Plan to any shareholder who requests a copy.

Summary of the 2003 Equity Plan for Non-Employee Directors

Committee.    The 2003 Plan is to be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will have broad discretionary authority (within the parameters specified in the 2003 Plan) to determine when and to which eligible directors shares may be awarded and/or options may be granted; to determine the terms of each award made and/or option granted; to construe, interpret, and settle any dispute concerning the 2003 Plan, any shares awarded and/or options granted; and to make any other decision or take any other action that it deems necessary or desirable for the administration or operation of the 2003 Plan.

Effective Date of the 2003 Plan.    The 2003 Plan is effective for shares issued on or after April 24, 2003.

Eligibility.    Only persons who, at the time of an award of shares or the grant of an option, are directors and who are not, and have not been in the last three years, employees of Corning or any affiliated entity, are eligible to participate in the 2003 Plan. Currently, eleven of Corning’s fifteen directors are eligible to participate in the 2003 Plan.

Available Shares.    Subject to adjustment as contemplated by the 2003 Plan, the maximum number of shares of Common Stock that may be used for awards and the settlement of options is 750,000. If an option granted under the 2003 Plan or the 2000 Plan terminates or expires without having been exercised in full, or if shares awarded subject to restrictions are forfeited, the shares that were subject to the option or the restrictions will become available for new awards or option grants under the 2003 Plan. Shares used for 2003 Plan purposes may be either shares held in Corning’s treasury or new issuances, as the Board determines.

Adjustments.    In the event of any stock split, stock dividend, spin-off, reclassification, recapitalization or other similar event affecting the shares, adjustments may be made in the number of shares subject to the 2003 Plan, the number and kind of shares to be purchased and the price per share to be purchased. Any such adjustment will be made by the Committee, whose determination shall be final. In the event of a merger, consolidation, amalgamation or other change of control event of Corning with another company or in the event of a liquidation or reorganization, the Committee may provide for adjustments or settlements of outstanding awards as it deems appropriate.

Terms.    The 2003 Plan affords the Committee or the Board the discretion to determine, at the time of an award or the grant of an option, the number of shares that will be awarded or covered by the option; the restrictions on transfer or the possibility of forfeiture which may be imposed on an award; and the time at which the option (or any portion of it) first will become exercisable, and the latest date on which it may be exercised. Subject to adjustment as contemplated by the 2003 Plan, the per share exercise price of each option will be no less than the fair market value of a share of Corning Common Stock on the date the option is granted. No option granted under the 2003 Plan may have an expiration later than ten years after its grant. Each option will terminate in its entirety on the earliest of (1) the third anniversary of the date on which the grantee ceased to be a Corning director, (2) the date on which written notice of termination of the option is given to the former director (or such later date as is specified in that notice), and (3) the option’s expiration date.

Without the Committee’s express consent, each option will be non-transferable except by will or the laws of descent and distribution and during the director’s lifetime may be exercised only by the director. To the extent then exercisable, an option may be exercised in whole or in part by giving written notice of exercise in the manner contemplated in the 2003 Plan and paying in full in cash or with shares of Corning Common Stock or a combination of both, the aggregate exercise price for the number of shares for which the option is being exercised.

Duration of Plan; Amendments.    If approved by the shareholders, the 2003 Plan, as amended, will continue until December 31, 2010, unless earlier terminated by the Board. The Board may at any time and from time to time amend, modify, suspend or terminate the 2003 Plan, with or without shareholder approval, except that no amendment or modification will be made without shareholder approval if such approval is then required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or by the applicable rules of any national securities exchange on which Corning’s Common Stock is then listed, or if the amendment increases the number of shares of Common Stock available under the 2003 Plan or reduces any exercise price of any option to less than fair market value at the date of grant. No amendment shall adversely affect any outstanding award or option without the holder’s consent.

Notwithstanding the foregoing, no shares may be awarded or options granted that would modify, extend or renew in any way subsequent to the date of the award/grant if such modification, extension or renewal would be considered the award of a new share or the grant of a new option under Section 409A of the Internal Revenue Code of 1986, as amended.

Taxation.    All options granted under the 2003 Plan will be nonqualified stock options (that is, options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended). The following discussion is intended as a general summary of the federal income tax consequences associated with the grant and exercise of nonqualified stock options. This summary does not purport to be complete and does not address any applicable state or local tax law.

In general, under current federal income tax law applicable to nonqualified stock options, the grant of an option under the 2003 Plan is not a taxable event for the grantee or a deductible event for Corning. However, upon exercise of the option, the grantee would realize ordinary compensation income measured by the excess of the fair market value of the acquired shares at the time of exercise over the exercise price paid, and Corning would be entitled to a deduction equal to the income realized by the grantee. Upon a subsequent sale of the shares acquired, the grantee generally would realize a capital gain or loss (long-term—if held for twelve months or longer or short-term—if held for less than twelve months) equal to the positive or negative difference between the grantee’s basis in the shares (usually the market price of the shares at the time of exercise) and the value received in the sale. The holding period commences upon the exercise of the nonqualified stock option.

A non-employee director who receives an award of shares of Corning Common Stock under the 2003 Plan will recognize ordinary income in an amount equal to the fair market value of Corning’s Common Stock on the date the shares are no longer subject to forfeiture. If an award is made subject to the possibility of forfeiture, the director may elect to be taxed on the fair market value on the date of receipt under Section 83(b) of the Internal Revenue Code of 1986, as amended. Corning will be entitled to a deduction equal to the amount of income recognized by the director in the same year in which the director recognizes the income.

New Plan Benefits Table.    See “Matters Relating to Directors Compensation” on page 11 for information about awards made to directors under the 2003 Plan during fiscal year 2005.

Principal Differences.    The 2003 Plan, as amended, will terminate on December 31, 2010 and not December 31, 2007.

THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE AMENDMENT OF THE 2003 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances of options under all of our existing equity compensation plans, including our 2005 Employee Equity Participation Program, our 2003 Equity Plan for Non-Employee Directors and our 2002 Worldwide Employee Share Purchase Plan as of December 31, 2005.

	A	B	C
Plan Category	Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)
Equity Compensation Plans Approved by Security Holders (1)	120,420,228	$21.67	128,523,567
Equity Compensation Plans Not Approved Security Holders	0	$0.00	0
Total	120,420,228	$21.67	128,523,567

(1)	Shares indicated are total grants under the most recent shareholder approved plans as well as any shares remaining outstanding from any prior shareholder approved plans.

Report of Audit Committee of the Board of Directors

Report of Audit Committee of the Board of Directors

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Corning’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. In February 2006, the Audit Committee re-confirmed its charter, a copy of which is attached to this proxy statement as Appendix A. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the Audit Committee members have a relationship with Corning that may interfere with the member’s independence from Corning and its management.

The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent auditors and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent auditors the process used for certifications by Corning’s chief executive officer and chief financial officer which is required by the Securities and Exchange Commission for certain of Corning’s filings with the Securities and Exchange Commission. The Audit Committee met privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of Corning’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During the course of 2005, management updated the documentation, and performed testing and evaluation of Corning’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Corning’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Corning’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Corning’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, “Communication with Audit Committees,” and Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, the Audit Committee has received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent auditor to Corning is compatible with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Audit Committee:
William D. Smithburg, Chairman
Deborah D. Rieman
H. Onno Ruding
Hansel E. Tookes, II

Independent Auditors

Fees Paid to Independent Auditors

The following table summarizes fees billed to Corning by PricewaterhouseCoopers LLP for professional services rendered as of and for the years ended December 31, 2004 and 2005:

	2004	2005
Audit Fees	$7,267,000	$6,007,000
Audit Related Fees	279,000	52,000
Tax Fees	1,171,000	1,061,000
All Other Fees	20,000	29,000
Total Fees	$8,737,000	$7,149,000

Audit Fees.    These fees comprise professional services rendered in connection with the audit of Corning’s consolidated financial statements, and reviews of Corning’s quarterly consolidated financial statements on Form 10-Q’s that are customary under auditing standards generally accepted in the United States. Audit fees also include statutory audits of Corning’s foreign jurisdiction subsidiaries and consents for other SEC filings. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit Related Fees.    These fees comprise professional services rendered in connection with audits of employee benefit plans, SEC registration statements, and carve-out audits supporting divestitures.

Tax Fees.    These fees comprise statutory tax compliance, preparation and assistance for Corning’s foreign jurisdiction subsidiaries, expatriate tax return compliance, and other tax compliance projects. Less than 5% of these fees comprise consulting fees, all of which relate to international entities. Corning’s intent is to minimize consulting services in this category.

All Other Fees.    Includes a fee relating to licensing technical accounting software from the independent auditors and a fee to subscribe to two benchmarking studies published by the independent auditors. Corning’s intent is to minimize services in this category.

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of
Independent Auditors

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent auditors. The full Audit Committee approves annually projected services and fee estimates for these services and establishes budgets for major categories of services. The Audit Committee Chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved but the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the Chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent auditors are required to provide back-up documentation detailing said service. The Audit Committee will regularly review summary reports detailing all services being provided to Corning by its independent auditors. During 2005, all services performed by the independent auditors were pre-approved.

PROPOSAL 5—Ratification of Appointment of Independent Auditors

The Audit Committee is responsible for selecting Corning’s independent auditors. At the meeting of the Audit Committee of the Board of Directors held on February 1, 2006, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent auditors for the 2006 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board of Directors are submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain that firm.

In making the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for the fiscal year beginning 2006, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent auditors.

Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS FOR FISCAL YEAR ENDED DECEMBER 31, 2006.

PROPOSAL 6—Shareholder Proposal

The Board of Directors Unanimously Recommends A Vote AGAINST This Proposal 6.

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278-2453, as proxy for William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, who is the beneficial owner of 2,900 shares of Corning Common Stock, proposes to present the following resolution for adoption at the annual meeting of shareholders. In accordance with applicable proxy regulations, the proposal and supporting statements, for which Corning accepts no responsibility, are set forth below.

Elect Each Director Annually

RESOLVED: Shareholders request that our Directors take the necessary steps, in the most expeditious manner possible, to adopt annual election of each director. This includes complete transition from the current staggered system to 100% annual election of each director in one election cycle if practicable. Also to transition solely through direct action of our board if practicable.

Proponent’s Supporting Statement

66% Yes-Vote

Thirty-three (33) shareholder proposals on this topic won an impressive 66% average yes-vote in 2005 through late-September. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic.

Progress Begins with One Step

It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research firm rated our company:

“D” in Overall Board Effectiveness.

“D” in Board Composition.

Overall Governance Risk Assessment = High

•	We were allowed to vote on individual directors only once in 3-years—Accountability concern.

•	One yes-vote from our 1.4-plus billion voting shares could elect (and entrench) a director for 3-years under our plurality voting.

•	We had to marshal an awesome 80% shareholder vote to make certain key governance improvements—Entrenchment concern.

•	Cumulative voting was not allowed.

•	Our management was still protected by a poison pill with a 20% trigger.

•	We had 15 directors—Unwieldy board concern and potential CEO dominance.

•	Four directors were insiders—Lack of independence concern.

•	A $1 million donation plan was available for our directors—Conflict of interest concern.

•	The Corporate Library lowered our overall Board Effectiveness Rating from a “C” to a “D” in the light of our Board’s actions in accelerating out-of-the-money stock options to evade the recognition of their cost.

•	Former CEO Mr. Loose walked away with over $10 million in cash severance plus other benefits, including the purchase of his house. As the value of this package is well over 3-times the sum of his base pay plus bonus in any of the last few years of his employment, it is fair for shareholders to be concerned about where their money is going according to TCL.

•	Mr. O’Connor was rated a “problem director” by TCL due to his two decades involvement with the board of UAL Corporation, which filed under Chapter 11 bankruptcy. This was compounded since Mr. O’Connor’s was our Lead Director, the Chairman of our Compensation Committee and a member of our Nominating Committee.

Best for the Investor

Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.

“Take on the Street” by Arthur Levitt

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 6 FOR THE FOLLOWING REASONS:

Continuity and stability

We believe Corning’s classified Board structure, with approximately one-third of the directors standing for election each year for three-year terms, strengthens the independence of our non-employee directors and provides stability and continuity that enhance the Board’s ability to develop and execute long-term strategic planning.

Innovation investment

Corning is a 155 year old corporation whose innovation strategy requires significant and consistent investment in research and development to invent unique products based on materials-conversion processes. Corning’s “innovation recipe” requires attracting and retaining the best scientific talent, persistent nurturing of the discovery process to overcome difficult challenges, and investing significant capital for manufacturing.

Innovation consistency

Corning believes that a stable Board of Directors helps foster the consistency necessary to succeed with challenging innovation over relatively long development cycles. Corning’s innovations have enabled a number of new industries over time. The most recent example is liquid crystal display glass (LCD) where Corning’s ability to produce large size glass substrates has enabled the acceleration of the LCD industry growth. Corning’s consistent investment in research and development has also produced an innovation pipeline of promising new technologies that could produce the next significant wave of growth for Corning. This innovation has rewarded shareholders also—Corning’s total annualized shareholder return over the last 10 years has equaled the Standard & Poors 500’s return.

Value protection

Corning also believes that the classified Board structure reduces the vulnerability of the Company to certain hostile and potentially abusive takeover tactics and encourages potential acquirers to initiate arms-length negotiations with management and seasoned directors. Because only one-third of the directors are elected at any annual meeting of shareholders, it is impossible to elect an entirely new Board or even a majority of the Board at one single meeting. This prevents a hostile third party from quickly gaining control of the Board without paying fair value for today’s business and the innovation pipeline. The classified Board structure thus gives directors the requisite time and leverage needed to evaluate any takeover proposal, negotiate on behalf of all shareholders and consider all options for maximizing value to Corning’s shareholders. The classified Board structure does not prevent or preclude a takeover of Corning. Corning’s directors have the same fiduciary duty to protect the interests of all shareholders regardless of the length of their terms.

History and background

Half of the corporations in the S&P 500 have classified boards, and Corning’s has been in place for over 20 years. Since Corning’s classified Board went into effect in 1985, Corning has grown from $1.7 billion in revenues to $4.6 billion in 2005.

Recent results

Corning believes that it has an excellent Board of Directors. The Company’s vigorous recovery from the 2001 severe downturn of the telecommunications industry has been led by this dedicated and proactive Board of Directors that has advanced the long-range interests of shareholders by focusing on protecting financial health, improving profitability and investing in the future core technologies. As a result of success in each of these areas, Corning’s shareholders have benefited significantly as demonstrated by the following:

•	Corning’s stock price rose 215% during 2003, 13% during 2004 and 67% during 2005. For 2005, Corning stock was among the ten best performing stocks within the S&P 500.

•	In 2005, Corning’s total shareholder return was 67% and exceeded the S&P 500 Index return of 4.9%, for the third year in a row.

•	Since the end of the telecommunications downturn in 2002, Corning’s total shareholder return was 494% compared to 50% for the S&P 500. For this same period Corning’s total shareholder return was the fourth best performing stock on a percentage basis within the S&P 500.

•	For the period 1995-2005, Corning’s average annual shareholder return was 9.0% compared to 9.1% for the S&P 500 Index for the same period.

In addition, through strategies approved by the Board, Corning has significantly strengthened its balance sheet by reducing debt by nearly $3 billion to $1.8 billion, and earning investment grade debt ratings from three rating agencies in 2005.

Further changes

Approval of this shareholder proposal Item 6 would not automatically eliminate the classified Board. A formal amendment would need to be submitted to shareholder vote to change the By-Laws and Certificate of Incorporation. Unless approved by two-thirds of the Board, any such amendment would require affirmative vote of holders of at least eighty percent of the voting power of all outstanding Corning stock.

Summary

Corning’s Board believes that a classified Board continues to be in the best interests of Corning and its shareholders and that this structure will serve and protect shareholders’ interests successfully as it has for two decades.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS SHAREHOLDER PROPOSAL.

Other Matters

Certain Business Relationships

Corning has for more than 10 years used Nixon Peabody LLP as one of its principal outside law firms. William D. Eggers, Senior Vice President and General Counsel of Corning, was a partner at Nixon Peabody LLP before joining Corning in November 1997. In March 2001, Mr. Eggers married Jill K. Schultz, one of more than 250 partners at Nixon Peabody LLP. Corning continues to use Nixon Peabody LLP for a variety of legal services, with the financial aspects of the relationship controlled by Katherine A. Asbeck, Senior Vice President, Finance of Corning. Legal work performed for Corning by Ms. Schultz represented approximately 13% of total 2005 services performed by Nixon Peabody LLP. In 2005, Corning paid Nixon Peabody LLP approximately $830,000 in legal fees and disbursements under a fee structure that Corning believes reflects current market rates.

Incorporation by Reference

The Report of the Compensation Committee of the Board of Directors on Executive Compensation on page 19, the Report of Audit Committee of the Board of Directors on page 43 and the Performance Graph on page 27, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Corning specifically incorporates such information by reference. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Additional Information

Our 2005 Annual Report is included with this proxy statement. Corning’s Annual Report on Form 10-K and all other filings with the SEC may also be accessed via the Investor Relations page on Corning’s web site at www.corning.com.

Copies of each of the Board Committee Charters and the Corporate Governance Guidelines are available without charge upon shareholders written or oral request to Investor Relations, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, telephone number 607-974-9000 or via the internet at the Investor Relations page on Corning’s web site at www.corning.com.

By order of the Board of Directors
Denise A. Hauselt
Secretary and Assistant General Counsel
February 27, 2006

APPENDIX A

Corning Incorporated
Audit Committee of the Board of Directors
Committee Charter

PURPOSE AND ROLE

The Audit Committee is a committee of Corning’s Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal control over financial reporting which management and the Board of Directors have established, and the audit process, as well as integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the internal auditor and the independent auditors. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditors, financial and senior management, and the Board of Directors. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

The Audit Committee recognizes that it is the duty of management and the independent auditor to plan and conduct audits and to determine that Corning’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The Audit Committee further recognizes that the conduct of investigations, compliance with laws, regulations and Corning’s Code of Conduct are management functions.

COMPOSITION

The membership of the Audit Committee shall consist of at least three or more directors as determined by the Board of Directors, of whom in the judgment of the Board of Directors shall meet the independence and financial literacy requirements of the New York Stock Exchange, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an “audit committee financial expert” under rules and regulations of the Securities and Exchange Commission and one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange Listing Standards. Further, no member of the Audit Committee shall be an active or retired employee of Corning. Members of the Audit Committee shall serve at the pleasure of the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Audit Committee is appointed by the full Board of Directors at its annual organizational meeting.

MEETINGS

The Audit Committee shall meet in person at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. In addition, management and the Audit Committee will meet telephonically to discuss and review Corning’s quarterly earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies in advance of each quarterly earnings release, as well as the quarterly financial statements and company disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of a report on Form 10-Q. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations as appropriate.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

Financial Reporting

1.	Perform a timely review of quarterly and annual financial statements and other financial information provided to shareholders.

2.	Confirm that financial management and the independent auditor perform a timely analysis of significant reporting issues and judgments made and report key issues to the Committee, including discussion of major issues regarding accounting principles and financial statement presentation.

3.	Inquire of management, the internal audit partner, and independent auditor about significant risks or exposures, assess the steps management has taken to minimize such risk to the company, and evaluate the need for disclosure thereof.

4.	Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements of the company, including: (a) company disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q, and (c) items required by Statement of Auditing Standards 61, Statement of Auditing Standards 100 and Public Company Accounting Oversight Board Auditing Standard 2 in effect at that time for annual and quarterly statements.

5.	Review and discuss with management Corning’s quarterly earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies in advance of each quarterly earnings release.

6.	Review with the independent auditor, the internal auditor and management: (a) the adequacy and effectiveness of the systems of internal control over financial reporting (including any significant deficiencies and material weaknesses as well as significant changes in internal control over financial reporting reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures; and (b) current accounting trends and developments, and take such related action as appropriate.

7.	Discuss with financial management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used, as well as the effect of regulatory and accounting initiatives and off-balance sheet structures.

8.	Issue a letter for inclusion in Corning’s Annual Report on Form 10-K that includes disclosures as required by SEC regulations.

9.	Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

Internal Control Over Financial Reporting

10.	Review with the independent auditor and the internal audit partner the adequacy of the company’s internal control over financial reporting (including information systems and security); and related significant findings and recommendations of the independent auditor and internal audit, together with management’s responses.

11.	Review and discuss disclosures made by management about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in Corning’s internal control over financial reporting.

12.	Review and discuss management’s plans to perform annual and quarterly assessments of the effectiveness of internal control over financial reporting to support the management report on internal control over financial reporting as required by SEC regulation.

13.	Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the internal auditor, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal auditor.

Audit Process

Appointment of auditors

14.	On an annual basis, appoint or re-appoint the independent auditor and review and approve the discharge of the independent auditor. Instruct the independent auditor (a) that they are ultimately accountable to the Audit Committee; (b) that the Audit Committee has the authority and responsibility to appoint, retain, evaluate and replace the independent auditor; and (c) that the Audit Committee, as the shareholders’ independent representative, is the independent auditor’s client.

15.	Approve management’s recommendation of the internal auditors to be nominated. Review and approve the discharge of the internal auditors.

16.	Review and concur in the appointment or replacement of the management individual charged with the role of overseeing internal audit processes.

Performance, independence and qualification of auditors

17.	Annually, review and assess the following concerning the competence of the independent auditor and engagement team:

•	Resumes of key engagement audit personnel.

•	The quality control procedures of the firm serving as independent auditor.

•	The results of the most recent Public Company Accounting Oversight Board quality control review or other assessments of the firm serving as independent auditor.

18.	Receive and review: (a) report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

19.	Discuss with the auditors and management the independence of the internal auditor and the independent auditor, including a review of services and related fees provided by the independent auditor and the internal auditors. Review disclosures from the independent auditor required by Independent Standards Board Standard No. 1.

20.	Ensure the rotation of the lead audit partner having primary responsibility for the external audit and the audit partner responsible for reviewing the audit and other partners on the account as required SEC regulation.

21.	Approve management’s policies for Corning’s hiring of employees or former employees of the independent auditor who participate in any capacity in the audit of Corning. On an annual basis, management should provide the Audit Committee Chair with information on compliance with that policy.

22.	Review with management and the internal audit partner, annually, the internal audit department’s charter, staffing and significant objectives.

Compensation of the independent auditor

23.	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

24.	The Audit Committee shall preapprove all auditing services and all permitted non-audit services (including fees and terms thereof) to be performed for Corning by its independent auditor. The Audit Committee may delegate authority to its chairman to grant preapprovals of permitted non-audit services, provided that decisions of such individual be presented to the full Audit Committee at its next scheduled meeting.

Review of audit plans and results

25.	Review with the internal audit partner and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Review of audit results

26.	Review and discuss with management, the internal audit partner and the independent auditor at the completion of the annual audit the following:

a)	Annual report of the company, including the consolidated financial statements and related footnotes.

b)	Results of the audit of the consolidated financial statements and the related report thereon.

c)	Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management and the effectiveness of internal control over financial reporting.

d)	Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

e)	Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.

f)	Other communications as required by generally accepted auditing standards.

Other Items

27.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and the results of the annual review of these areas conducted by internal audit.

28.	Review legal and regulatory matters that may have a material impact on the financial statements and related corporate compliance policies, and programs and reports from regulators.

29.	Review the status of compliance with laws, regulations and internal procedures; the scope and status of systems designed to promote company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

30.	Discuss company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments which could materially impact Corning’s contingent liabilities and risks.

31.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

32.	Investigate and respond to any instances or allegations of inappropriate behavior by management concerning questions of compliance with securities laws or inquiries as may be reported by legal counsel.

General

33.	At least semi-annually, meet with the internal audit partner, the independent auditor, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

34.	Establish policies for the hiring of employees and former employees of the independent auditor.

35.	Report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate. At the Chairman’s option, the independent auditor should be made available to meet with the Board of Directors annually or when otherwise appropriate.

36.	Conduct an annual performance evaluation of the Audit Committee and evaluate the adequacy of the Audit Committee’s charter annually.

37.	The Audit Committee shall have the power to authorize investigations into any matters within the Audit Committee’s scope of responsibilities and hire outside resources and professionals in conjunction therewith.

38.	The Audit Committee will perform such others functions as assigned by law, the corporation’s bylaws, or the Board of Directors.

39.	Obtain advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

Report

40.	The Audit Committee shall prepare a report each year for inclusion in the company’s proxy statement.

APPENDIX B

Corning Incorporated
Compensation Committee of the Board of Directors
Committee Charter

Purpose

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s CEO, other elected officers and directors; and to produce an annual report on executive compensation for inclusion in the company’s annual proxy statement. The Committee has overall responsibility for approving and evaluating the director, elected officer and other key executive compensation, benefit and perquisite plans, policies and programs of the Company. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Committee Membership

The Compensation Committee shall consist of no fewer than three directors, all of whom in the judgment of the Board of Directors shall be independent. A person may serve on the Compensation Committee only if the Board of Directors determines he or she is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934; satisfies the requirements of “outside director” under Section 162(m) of the Internal Revenue Code; and meets the independence requirements in the New York Stock Exchange listing standards. One member of the Compensation Committee will serve as the Chairperson of the Compensation Committee.

The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

1.	The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO and other officer compensation, evaluate the CEO’s performance in light of those goals and objectives, and as a Committee or together with the independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation. In determining the base salary, annual incentive and long-term incentive components of CEO compensation, the Compensation Committee will consider multiple factors including the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

2.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as deemed appropriate or necessary by the Committee.

3.	The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, elected officers and other key non-CEO executives, including annual or multi-year incentive-compensation plans and equity-based incentive plans.

4.	The Compensation Committee shall annually review and approve, for the CEO and the other elected officers and key executives of the Company:

(a)	the annual base salary level;

(b)	the annual incentive opportunity level;

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(c)	the long-term incentive opportunity level;

(d)	employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and,

(e)	any special, supplemental or nonqualified benefits or other perquisites relating to the CEO and other officers and key executives of the Company.

5.	The Compensation Committee may form and delegate authority to subcommittees when appropriate. Members of a subcommittee may include directors of the Company, employees of the Company, consultants or any other parties as determined by the Compensation Committee in its sole discretion.

6.	The Compensation Committee shall make regular reports to the Board. The Compensation Committee shall meet at each regularly scheduled meeting of the Board (currently established at five meetings per year). Additional special meetings of the Compensation Committee will be convened at such other times as it deems necessary to fulfill its responsibilities.

7.	The Compensation Committee shall review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

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APPENDIX C

Corning Incorporated
Finance Committee of the Board of Directors
Committee Charter

Purpose and Role

The Board of Directors has established a Finance Committee to assist the Board of Directors in fulfilling its oversight responsibilities across the principal areas of corporate finance for the company and its subsidiaries. As appropriate in its judgment from time to time, the Finance Committee may assist the Board by reviewing such matters as capital structure, equity and debt financing, capital expenditures, cash management, banking activities and relationships, investments, risk management, insurance and securities repurchase activities and making recommendations for consideration by the Board.

Composition

The membership of the Finance Committee shall consist of at least three independent directors or more as determined by the Board. At least one member shall have financial management expertise such as banking or investment management. Members of the Finance Committee shall serve at the pleasure of the Board of Directors.

The Finance Committee is appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Finance Committee or to adjust its membership as needs may arise from time to time.

Meetings

The Finance Committee shall normally meet four times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Finance Committee or Chairman of the Board may direct. The Finance committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Finance Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

Responsibilities and Duties

To assist the Board of Directors, the Finance Committee shall be responsible for reviewing with company management the strategies, plans, policies and actions related to the significant corporate finance matters of the company. Within the authorized levels delegated to it by the Board, the Finance Committee may approve actions within these areas of corporate finance. The matters within its review or approval scope shall include:

1.	Capital structure plans and strategies;

2.	Specific equity or debt financing and discuss the appropriateness, not just the acceptability, of all material capital raising activities or those proposed to be used prior to execution;

3.	Capital expenditures plans and specific capital projects;

4.	Financial investment plans and strategies and specific investments;

5.	Mergers, acquisitions and divestitures;

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6.	Cash management plans and strategies and all activities relating to cash accounts and the cash and any short-term investment portfolio, including the establishment and maintenance of bank, investment and brokerage accounts;

7.	Plans and strategies for managing certain exposures to economic risks including foreign currency, interest rate, commodities, and other economic risks that may from time-to-time arise in the normal course of business;

8.	Plan and strategies for managing the company’s insurance programs, including coverage for business interruption, property casualty, fiduciary, and directors and officers; and

9.	The quarterly and annual financial statements and other financial information that management uses in its internal decision analysis activities.

Other Items

10.	Policies and procedures with respect to Debt Management, Financial Risk Management, Credit Management, Global Cash Investments and Bank Relationship Management; and

11	Legal and regulatory matters that may have a material impact on the financial statements as they pertain to financing or risk management activities of the company.

General

12.	Conduct an annual performance evaluation of the Committee and review the adequacy of the Committee’s charter annually.

13.	The Committee may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

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APPENDIX D

Corning Incorporated
Nominating and Corporate Governance
of the Board of Directors
Committee Charter

Purpose

The Nominating and Corporate Governance Committee shall: (1) identify and recommend qualified individuals to the Board for nomination as members of the Board, consistent with criteria approved by the Board; (2) develop and recommend to the Board a set of Corporate Governance Guidelines; (3) lead the Board in its annual review of the Board’s performance and oversee the evaluation of management; (4) to recommend to the Board director nominees for the next annual meeting of shareholders; (5) recommend to the Board director nominees for each of its standing committees; and (6) undertake such other duties as may be delegated to it from time to time. The Committee shall report to the Board on a regular basis and not less often than twice a year.

Committee Membership

The Committee shall consist of three or more directors, all of whom, in the judgment of the Board, shall be “independent” under the New York Stock Exchange listing standards.

The members shall be appointed by the Board. They shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee to serve as chairperson of the Committee. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson.

Committees Duties and Responsibilities

To fulfill its responsibilities and duties the Committee shall:

1.	Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable with regard to the appropriate size, functions and needs of the Board.

2.	Establish the criteria for membership; such criteria should cover, among other things, diversity, experience, skill set and the ability to act on behalf of shareholders.

3.	Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy in the office of director, the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character of the candidate, as well as its assessment of the needs of the Board and the Committee.

4.	Conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

5.	Review candidates recommended by shareholders.

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6.	Recommend to the Board the membership of any committee of the Board and to identify and recommend Board members qualified to fill vacancies on any committee of the Board.

7.	Recommend director nominees for approval by the Board and its shareholders.

8.	Assist the Board in assessing whether individual members of the Board are independent within the New York Stock Exchange listing standards.

9.	Establish director retirement policies.

10.	Review the outside activities of, and to consider questions of possible conflicts of interest of, Board members and senior executives.

11.	Oversee and assist the Board with an annual assessment of the Board’s performance through such process as the Committee shall determine advisable including, if appropriate, the solicitation of comments from each member of the Board. The annual assessment shall be discussed with the full Board following the end of each fiscal year.

12.	Oversee and assist the Board in annually reviewing with the Chairman and Chief Executive Officer the job performance and evaluation of elected corporate officers and other senior executives.

13.	Develop and recommend to the Board a set of corporate governance principles for the company, to review those principles at least annually, and to recommend any proposed changes to the Board as the Committee deems advisable.

14.	Review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

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APPENDIX E

Corning Incorporated
Pension Committee of the Board of Directors
Committee Charter

Purpose and Role

The Board of Directors has established a Pension Committee to assist the Board of Directors in fulfilling its oversight responsibilities of pension plans (defined benefit plans in the US and similar style international plans) for the company and its subsidiaries. The Committee shall annually approve a pension policy, and as appropriate in its judgment from time to time, appoint investment managers, custodians, trustees, and other plan fiduciaries for the purpose of implementing the policy.

Composition

The membership of the Pension Committee shall consist of three or more directors as determined by the Board. At least one member shall have financial investment expertise such as banking, insurance or investment management. Members of the Pension Committee shall serve at the pleasure of the Board of Directors.

This Committee is appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Committee or to adjust its membership as needs may arise from time to time

Meetings

The Committee shall normally meet at least two times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Committee or Chairman of the Board may direct. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The Committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings.

Responsibilities and Duties

The Pension Committee shall be responsible for reviewing periodically with company management the funding and investment performance of the pension plans of the company. Within the authorized levels delegated to it by the Board, the Committee may approve actions or further delegate responsibilities for the purpose of implementing the pension policy. The matters within its review or approval scope shall include:

1.	Approve annually a pension policy and method to implement the Plans’ objectives;

2.	The Committee shall exercise an oversight responsibility. It shall not be deemed the fiduciary of any of the Retirement Plans, nor shall it be responsible for the investment decisions made by others acting as fiduciaries under the Plan.

3.	The Committee will conduct an annual performance evaluation and review the adequacy of the Committee’s charter annually.

Oversight responsibilities

•	The Committee may rely upon presentations of management, investment advisors, actuaries, or other experts believed by the Committee to be informed and knowledgeable.

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•	It may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

•	Review at least annually presentations by the company’s Treasurer or Director of Pension and Investments in their capacity as members of the Board-appointed Investment Committee. These presentations will include information concerning the pension plan funded status, actual asset allocation, performance and cash flows.

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APPENDIX F

Corning Incorporated
Corporate Relations Committee of the Board of Directors
Committee Charter

Purpose and Scope of the Committee’s Work

The Purpose of the Corporate Relations Committee is to review and guide the corporation’s work in the areas of Employment Policy, Employee Relations, Public Policy and Community Relations in the context of the corporation’s business strategy. The Committee’s work focuses on the following general areas:

•	The corporation’s public relations and reputation.

Areas include media relations strategies, reputation management, and product liability.

•	The corporation’s relationship and role with governmental agencies and public policy.

•	The corporation’s responsibilities as an employer and its relationship with employees.

Areas include safety, health and environmental policies; code of conduct; values; human resource and industrial relations strategies; and internal communications strategies.

•	The corporation’s responsibilities as a community member, our relationship with major communities and our strategy with respect to charitable contributions and projects undertaken to improve the communities we operate in.

Meeting Schedule

Generally meets in February, June, July, October and December.

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APPENDIX G

Corning Incorporated
Corporate Governance Guidelines

The Board of Directors of Corning Incorporated, acting on the recommendation of its Nominating and Corporate Governance Committee, has adopted these guidelines to promote the effective functioning of the Board and its committees.

Role of the Board

The business and affairs of Corning Incorporated are managed by or under the direction of its Board of Directors in accordance with New York law. The directors’ fiduciary duty is to exercise their business judgment in the best interests of Corning Incorporated’s shareholders.

Board Structure and Composition

Board Size.    The size of the Board will provide for sufficient diversity among non-employee directors while also facilitating substantive discussions in which each director can participate meaningfully. The Board size, currently 14 members, will be set by the Board on recommendation of the Nominating and Corporate Governance Committee, and within the limits prescribed by Corning Incorporated’s by-laws.

Independent Directors.    A substantial majority of the Board will consist of directors whom the Board has determined to be independent. In general, an independent director must have no material relationship with Corning Incorporated, directly or indirectly. For this purpose, Corning Incorporated will ensure that it complies with the independence requirements of SEC and the NYSE Listing Standards, as well as director qualification standards recommended by the Nominating and Corporate Governance Committee.

“Immediate family member” includes a person’s spouse, parents, children, siblings, in-laws, and any one (other than employees) who shares such person’s home. Materiality for this purpose will be evaluated both from the standpoint of Corning Incorporated and from the standpoint of the director or the persons or entities with which the director is affiliated.

Notwithstanding the fact that an individual may not satisfy one or more of the above criteria, the Board may nevertheless determine that the director has no material relationship with the corporation that would interfere with independence and should be considered independent. In that case, the reasons for any such determination will be specifically set forth in the proxy statement for any meeting at which that director is standing for election.

Chairman and CEO.    The Board believes it is appropriate for Corning Incorporated’s Chief Executive Officer (CEO) also to serve as Chairman of the Board. However, the Board retains the authority to separate those functions if it deems such action appropriate in the future.

Lead Director.    The Board will designate and publicly disclose a non-employee director who will lead the non-employee directors’ executive sessions.

Term Limits.    The Board believes that experience as a Corning Incorporated director is a valuable asset, especially in light of the size and global scope of the corporation’s operations. Therefore, directors are not subject to term limits except as a result of reaching the Board’s mandatory retirement age.

Mandatory Retirement.    No director may stand for election after reaching age 72.

Other Directorships.    Recognizing the substantial time commitment required of directors, an employee director will serve on the board of no more than three other public companies, a non-employee director will serve on the board of no more than five other public companies, and the chief executive officer who is director will serve on the board of no more than two other public companies. Each director will serve on the boards of other public and private companies and not-for-profit entities only to the extent that, in the judgment of the Nominating and Corporate Governance Committee, such services do not detract from the director’s ability to devote the necessary time and attention to Corning Incorporated. The Nominating and Corporate Governance Committee will periodically review all directors’ service on the boards of other public companies.

Change in Status.    To avoid any potential for a conflict of interest or potential conflict of interest, directors will not accept a seat on any additional public company board or any governmental position without first reviewing the matter with the Nominating and Corporate Governance Committee. In addition, a non-employee director will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee in the event of retirement or other substantial change in the nature of the director’s employment or other significant responsibilities. If the Nominating and Corporate Governance Committee determines that the resignation should be accepted, the Committee will refer that recommendation to the Board.

Director Selection; Qualifications; Education

Director Candidates.    The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the Board, between annual meetings.

Qualifications.    Candidates are selected for their character, judgment, diversity of experience, acumen and their ability to act on behalf of shareholders. Scientific expertise, business experience, prior governmental service and familiarity with national and international issues affecting business are among the relevant criteria. Final approval of a candidate is determined by the full Board.

Orientation.    New directors will receive a comprehensive orientation from responsible executives regarding Corning Incorporated’s business and affairs, including written materials, meetings with key management and visits to facilities.

Continuing Education.    Reviews of particular aspects of Corning Incorporated’s operations will be presented by responsible executives from time to time as part of the agenda of regular Board meetings. The Board will also normally conduct an on-site inspection of a Corning Incorporated facility in conjunction with a regular Board meeting at least once every other year.

Board Meetings and Director Responsibilities

Number of Regular Meetings.    The Board currently holds regular meetings five times per year.

Agenda and Briefing Material.    An agenda for each Board meeting and briefing materials will, to the extent practicable in light of the timing of matters that require Board attention, be distributed to each director at least one week prior to each meeting. Briefing materials should be concise and yet sufficiently detailed to permit directors to make informed judgments. The Chairman will normally determine the agenda for Board meetings, but any director may request the inclusion of particular items.

Meeting Attendance.    It is expected that each director will make every effort to attend each Board meeting, each annual meeting of shareholders and each meeting of any committee on which he or she sits. Attendance in person is preferred but attendance by teleconference is permitted if necessary under the circumstances.

Director Preparedness.    Each director should be familiar with the agenda for each meeting, should have carefully reviewed all other materials distributed in advance of the meeting, and should be prepared to participate meaningfully in the meeting and to discuss all scheduled items of business.

Confidentiality.    The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director.

Non-employee Director Executive Sessions

An executive session of the non-employee directors will normally be held immediately before, during or after each meeting of the full Board. The Chair of the Nominating and Corporate Governance Committee or other non-employee director as chosen by the Board will preside at the executive sessions, and will be disclosed in the proxy statement per the NYSE rules. Any non-employee director may raise issues for discussion at an executive session.

Board Self-evaluation

Annually, the Board will evaluate its performance and effectiveness as a Board, as well as the performance and effectiveness of its committees, and will abide by NYSE Listing Standards for self-evaluation for selected Committees.

Committees

Committees.    The Board will appoint from among its members an executive committee and other committees it determines are necessary or appropriate to conduct its business. Currently, the standing committees of the Board are the Executive Committee, Audit Committee, Nominating and Corporate Governance Committee (which serves as the nominating and corporate governance committee within the meaning of the New York Stock Exchange rules), Pension Committee, Compensation Committee, Finance Committee, and Corporate Relations Committee.

Committee Composition.    The Nominating and Corporate Governance Committee, Board Audit Committee, and Board Compensation Committee will consist solely of independent directors. With the exception of the Executive Committee where the Chairman of the Board will be the Chair, the Nominating and Corporate Governance Committee will recommend committee Chairs to the Board for approval.

In addition:

•	the membership of the Board Audit Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and the Securities and Exchange Commission;

•	the membership of the Board Compensation Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and must qualify as an independent “non-employee directors” for purposes of Rule 16b-3 of the Securities and Exchange Commission; and

•	no member of the Board Compensation Committee may be part of a compensation committee interlock within the meaning of Regulation S-K of the Securities and Exchange Commission.

Committee Charters.    Each of the committees will have a written charter setting further its responsibilities if they are not stated in the company’s by-laws. Charters will be adopted by the Board based on the recommendation of the applicable committee.

Committee Assignments.    Membership of each committee will be determined by the Board on the recommendation of the Nominating and Corporate Governance Committee. Consideration will be given to rotating committee memberships periodically.

Committee Self-evaluation.    Annually, each of the Board committees will conduct an evaluation of its performance and effectiveness and will consider whether any changes to the committee’s charter are appropriate.

Committee Reports.    The Chair of each Board committee will report to the full Board on the activities of his or her committee, including the results of the committee’s self-evaluations and any recommended changes to the committee’s charter.

CEO Performance Review

At least annually, the non-employee directors will, in conjunction with the Board Compensation Committee, review the performance of the CEO in light of the corporation’s goals and objectives. The Compensation Committee meets annually with the CEO to receive his or her recommendations concerning such goals.

Management Succession Planning and Performance Review

At least annually, the Board will review and approve succession plans for the CEO and other senior executives. Succession planning will address both succession in the ordinary course of business and contingency planning in case of emergencies or unforeseen events. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The CEO also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

The function of the Board in monitoring the performance of senior management is fulfilled by the presence of outside directors who have a substantive knowledge of the business. The Board selects the senior management team, which is charged with the conduct of the company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and ultimately monitors its performance. The Compensation Committee also is responsible for setting performance goals and compensation for the direct reports to the CEO. These decisions are approved or ratified by action of the outside directors of the Board at a meeting or executive session of that group.

Board Resources

Access to Employees.    Non-employee directors will have full access to the senior management of Corning Incorporated and other employees. The Board expects that there will be regular opportunities for directors to meet with the CEO and other members of senior management in Board and committee meetings and in other formal or informal settings.

Authority to Retain Advisors.    It is normally expected that information regarding the corporation’s business and affairs will be provided to the Board by Corning Incorporated management and staff and by the corporation’s independent auditor. However, the Board and each committee have the authority to retain such outside independent advisors, including accountants, legal counsel, or other experts, as it deems appropriate. Non-employee directors will have full access to such outside independent advisors to ask questions regarding Corning Incorporated. The fees and expenses of any such advisors will be paid by Corning Incorporated.

Code of Conduct

Corning Incorporated has adopted a comprehensive “Our Code of Conduct.” These standards include policies calling for strict observance of all laws applicable to Corning Incorporated’s business and describes conflicts of interest policies which, among other things, requires that directors avoid any conflict between their own interests and the interests of the corporation in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs, including transactions in securities of the corporation, any affiliate, or any nonaffiliated organization. Each director is expected to be familiar with and to follow these policies to the extent applicable to them.

Communication by Interested Parties with the Non-employee Directors

The Nominating and Corporate Governance Committee will maintain procedures for interested parties to communicate directly with the non-employee directors. The Board believes that it is management’s role to speak for the company. These procedures will be published in the proxy statement for each annual meeting of shareholders and posted on Corning Incorporated’s Internet site.

Corning Incorporated Non-employee Director Compensation

Compensation for non-employee directors will be determined by the independent members of the Board on the recommendation of the Compensation Committee, and will be reviewed annually at a minimum. Non-employee director compensation will be set at a level that is consistent with market practice, taking into account the size and scope of the corporation’s business and the responsibilities of its directors. All directors are expected to own stock in the company in an amount that is appropriate for them. In considering benefits and compensation of non-employee directors, the Board will consider whether questions regarding directors’ independence may be raised by anything that would be considered non-customary, or the company providing indirect forms of compensation or benefits to a director or any substantial charitable contributions to organizations in which a director is affiliated.

Non-employee Director Stock Ownership

Within five years of joining the Board, each non-employee director will own stock in the company with a value of at least five times the company annual cash retainer paid to such director. Non-employee directors have up to three years to return to this required stock ownership level if the company stock price drops by over twenty percent in any calendar year.

Option Repricing

The corporation will not, without shareholder approval, amend any employee stock option to reduce the exercise price (except for appropriate adjustments in the case of a stock split or similar change in capitalization); or offer to exchange outstanding employee stock options for options having a lower exercise price; or offer to exchange options having an exercise price below the current market price for cash, restricted stock, or other consideration.

Shareholder Matters

Shareholder matters such as voting rights, confidential voting, ratification of auditors, shareholder proposals receiving a majority approval and others are contained within, and governed by Corning Incorporated’s by-laws and charter.

Re-evaluation of Corporate Governance Guidelines

The Board will review and revise these Corporate Governance Guidelines as appropriate from time to time based on the recommendation of the Nominating and Corporate Governance Committee.

Director Qualification Standards

The Board adopted a formal set of director qualification standards under the NYSE Listing Standards approved by the SEC in November 2003 concerning determination of director independence. To be considered independent, a director must be determined by resolution of the Board after due deliberation, to have no material relationship with the company other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and also apply the following standards:

1.	A director will not be independent if within the preceding three years: (a) the director was employed by the company or any of its subsidiaries; (b) an immediate family member of the director was an executive officer of the company; (c) the director was employed by or affiliated with the company’s independent internal or external auditor; (d) an immediate family member of the director was employed in a professional capacity by the company’s independent internal or external auditor; or (e) an executive officer of the company was on the board compensation committee of a second company that employed either the director or an immediate family member as an executive officer.

2.	A director will not be independent if within the preceding three years: (a) the director or an immediate family member receives more than $100,000 per year in direct compensation from the company, other than normal director and committee fees and pension or other forms of deferred compensation for prior services; (b) a director is an officer or employee of a second company that makes payments to, or receives payments from the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of the second company’s consolidated gross revenues; (c) an immediate family member of a director is an executive officer of a second company that makes payments to, or receives payments from the company at the levels in 2(b); or (d) if a director serves as a paid executive officer of a charitable organization that received contributions in any single fiscal year that exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. The Board shall consider the materiality of any such relationships, even if they are below the dollar thresholds.

3.	The determination of whether a section 2 relationship is material or not (and whether a director is independent or not) shall be made by those directors on the Board who satisfy the independence guidelines.

4.	The company will not make any personal loans or extensions of credit to directors or executive officers.

5.	For independence, all directors must deal at arms’ length with the company and its subsidiaries and disclose circumstances that are material to the director if they might be viewed as a conflict of interest.

APPENDIX H

Corning Incorporated
Code of Conduct
For Directors and Executive Officers

In my role as a Director or Executive Officer of Corning Incorporated, I certify that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

1.	I have read Our Code of Conduct, the code of business ethics that applies generally within the Company. I will abide by its standards in carrying out my role as a Director or Executive Officer of the Company. The Code of Business Ethics for Directors and Executive Officers incorporates the provisions of Our Code of Conduct, as supplemented by this document.

2.	I act with honesty and integrity, avoiding actual and apparent conflicts with the interests of Corning Incorporated. A conflict of interest would occur when an individual’s private interest interferes—or even appears to interfere—with the interests of the Company as a whole. When any issue arises that may present an actual or apparent conflict, I will bring that issue to the attention of Corning’s Chairman or General Counsel and seek a waiver or recuse myself from action on the particular matter.

3.	In acting on any business for Corning Incorporated, I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, and will act as appropriate within my position to assure that the Company complies with such rules and regulations.

4.	I understand the requirement that the Company provide full, fair, timely and understandable disclosure to its external constituents (SEC, shareholders, reporting agencies) and will take that requirement into proper account in carrying out my duties as a Director or Executive Officer of the Company.

5.	I understand that insider trading on the basis of non-public material information is both unethical and illegal and will not be tolerated by the Company. As a Director or Executive Officer, I will abide by guidance from the Company regarding appropriate periods when trading in securities of the Company may be permitted, as well as periods when such trading is not permitted.

6.	I respect the confidentiality of Company information acquired in the course of my duties as a Director or Executive Officer of the Company. Confidential information of the Company or its customers may not be used for personal advantage. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its customers, if disclosed.

7.	I understand that business opportunities within the scope of the business of the Company, as well as reasonable extensions of the scope of that business, represent corporate opportunities of Corning and may not be diverted for any separate personal purpose or benefit. I will not take for myself personally any opportunities that are discovered through the use of corporate property, information or position. I will not use corporate property, information or position for personal gain. I will not compete with the Company directly or indirectly. I will fulfill my duty to the company to advance its legitimate interests when the opportunity to do so arises.

8.	I understand that the Company has a duty to deal fairly with its customers, suppliers, competitors and employees. It is a principle of the Company that no employee should take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation, or any other practice of unfair dealing.

9.	I understand that I have an obligation to protect the Company’s assets and ensure their efficient use and, within the scope of my responsibilities as a director or executive officer, will ensure that Company assets are used for legitimate business purposes.

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10.	As a director or executive officer, I recognize that the Company should proactively promote ethical behavior. Through its Code of Conduct, the Company encourages its employees to talk to supervisors, managers, Corporations General Counsel or the Corporate Controller when in doubt about the best course of action in a particular situation. The Company also encourages that employees report violations of laws, rules, regulations or the Code of Conduct to the General Counsel of the Corporation. In addition, the Company ensures that its employees know that there will be no retaliation for reports made in good faith. I adhere to and support these principles.

Dated:

Signed:

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APPENDIX H

Corning Incorporated
Code of Ethics
For Chief Executive Officer and Financial Executives

In my role as an executive of Corning Incorporated, I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1.	I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	I provide constituents with information that is accurate, complete, objective, relevant, timely, and understandable.

3.	I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies. I provide full, fair, accurate, timely, and understandable disclosure to my constituents and/or in reports provided to external constituencies (SEC, shareholders, reporting agencies, etc.).

4.	I act in good faith, responsibility, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.	I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	I share knowledge and maintain skills important and relevant to my constituents’ needs.

7.	I proactively promote high integrity as a responsible member of my business team and/or in my work environment.

8.	I achieve responsible use of and control over all company assets and resources employed or entrusted to me.

9.	I will report any known or suspected violations of this code to the Corporate Controller or the General Counsel.

10.	I am accountable for adhering to this code.

Dated:

Signed:

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APPENDIX I

CORNING INCORPORATED

2002 WORLDWIDE EMPLOYEE SHARE PURCHASE PLAN

The 2002 Worldwide Employee Share Purchase Plan (the "Plan") of Corning Incorporated ("Corning" or the "Corporation") is designed to provide a flexible mechanism to permit eligible employees to obtain an equity interest in Corning, thereby increasing their proprietary interest in the Corporation's growth and success.

1.        Administration. The Compensation Committee of the Corning Board of Directors (the "Committee") shall administer the Plan. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all rights granted to purchase shares under the Plan, make such rules as it deems necessary for the proper administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any right granted to purchase shares under the Plan, in the manner and to the extent that the Committee deems desirable. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and all other sections of the Plan shall be conclusive on all parties.

The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate plan administration and interpretation of the Plan to an administrative committee consisting of at least three employees (the "Administrative Committee"). Members of the Administrative Committee shall be eligible to participate in the Plan on the same terms as other employees. The Administrative Committee shall have power to interpret the Plan and to make rules and regulations for the administration of the Plan which are not inconsistent with the terms of the Plan, and its decisions shall be binding on both the Corporation and employees. To the extent permitted by law, the Corporation shall indemnify and hold harmless the members of the Administrative Committee from and against any and all liabilities arising out of the exercise in good faith of any power or discretion vested in any member of the Administrative Committee by the Committee, except where due to malfeasance, misfeasance or willful negligence.

2.        Eligibility. All employees of Corning designated as eligible by the Committee can participate in the Plan and, except as otherwise provided, shall have the same rights and privileges hereunder, provided, however, no option (or right to purchase the Corporation's Common Stock) shall be granted to an employee if such employee, immediately after the option is granted, owns, directly or indirectly, shares of Corning Common Stock possessing five percent or more of the total combined voting power or value of all classes of shares of Corning or any subsidiary within the meaning of Sections 423(b)(3) and 424(f) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Code"). The Committee may also limit eligibility to designated payroll groups such as salaried or non-unionized hourly employees or to designated locations. The Committee may also in its discretion designate the employees of Corning subsidiaries that may participate in the Plan. The Corning Board of Directors (the "Board") may also limit any employee's rights to purchase shares pursuant to the Plan to a rate that does not exceed $25,000 per calendar year or such other amount as may be specified under Section 423 of the Code.

3.        Offerings. An aggregate of 30,000,000 shares of Corporation's Common Stock, par value $.50 per share, ("Corning Common Stock" or "Stock") shall be available for issuance under the Plan, subject to adjustment under Section 16, commencing with Stock issued after May 1, 2002.

Each calendar quarter the Corporation shall offer to eligible employees the opportunity to purchase Stock pursuant to the Plan. Each offering period shall be a calendar quarter. The Board may make an offering period shorter or longer, but not longer than 27 months. An eligible employee can purchase Stock on a quarterly basis (the "purchase period") or a different purchase period as the Board determines in its discretion. The first business day of each offering period is referred to as the entry date, except that for employees who elect to participate after that date, the entry date is the first business day of the first purchase period beginning after their election or such other date as the Committee may determine in its discretion.

4.        Participation. An eligible employee may participate in such offering by completing and forwarding to the employee's appropriate payroll location by a date, selected by the Committee, prior to the entry date a payroll deduction authorization form. The employee will authorize a regular payroll deduction from his regular compensation and will specify the entry date, on which such deduction is to commence, which may not be retroactive. If the Committee so determines, the employee may also specify whether he wishes deductions to be made from such non-fixed, bonus compensation as he may receive from time to time.

5.        Deductions. The Corporation will maintain payroll deduction accounts for all participating employees. With respect to offerings made under the Plan, an employee may authorize a payroll deduction in terms of whole number of dollars, but (i) not in excess of a maximum of 10% of the regular compensation an employee receives during the offering period (or during such portion thereof as an employee may elect to participate) and (ii) not in excess of a percentage of non-fixed, bonus compensation as the Committee may from time to time determine pursuant to Section 4 above.

6.        Deduction Changes. During any offering period, the employee may at any time stop his payroll deduction by filing a new payroll authorization form. The cessation of contributions shall become effective as soon as possible after receipt of the form. The employee may thereafter begin participation again only during a succeeding quarterly offering period. To the extent the Board authorizes offering periods in excess of one quarter, a participating employee may stop, increase or reduce prospectively the amount of his or her deduction as of the beginning of any calendar quarter. The Committee is authorized to establish rules limiting the frequency with which participating employees may stop, increase or reduce the level of contributions and may establish a waiting period for participating employees requesting to re-authorize or increase payroll deductions.

7.        No Withdrawal of Funds. Unless otherwise determined by the Committee, in its discretion, once an employee has begun participation in any offering period, he may stop his payroll deductions but may not withdraw any balance accumulated in his account for such offering period.

8.        Interest. Except as otherwise determined by the Committee, the Corporation shall not credit an employee's account with interest.

9.        Purchase and Price of Shares. Each employee participating in any offering under the Plan will purchase as many shares of Corning Common Stock as the amounts withheld pursuant to Section 5 above shall cover.

The purchase price for each share purchased will be 85% of the market price on either the employee's entry date or the last business day of the purchase period (whichever price is lower).

The phrase "market price" means the closing price of Corning Common Stock on the New York Stock Exchange on a given day or, if no sales of Corning Common Stock were made on that day, the closing price of stock on the next preceding day on which sales were made on such Exchange.

As of the last trading day of each purchase period, the account of each participating employee shall be totaled and funds in the employee's account as of that date shall be used to purchase Corning Common Stock. The employee shall be deemed to have exercised an option to purchase such shares at such price and the employee's account shall be charged for the amount of the purchase. Subsequent shares purchased by the employee will be purchased in the same manner, subject to funds having again been deposited in the employee's account.

10.       International Employees. The Board shall have the power and authority to allow the employees of Corning or any subsidiary or related entity ("Affiliate") who work or reside outside of the United States an opportunity to acquire Stock pursuant to the Plan in accordance with such special terms and conditions as the

Board may designate with respect to each such Affiliate. Without limiting the authority of the Board, the special terms and conditions which may be established with respect to each such Affiliate, and which need not be the same for all Affiliates, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of Participants, the purchase price of any shares to be acquired, the length of any purchase period, the maximum amount of contributions, credits or Stock which may be acquired by any Participant, and a Participant's rights in the event of his or her death, disability, withdrawal from the Plan, termination of employment on behalf of the Corporation and all matters related thereto. This Section 10 is not subject to Section 423 of the Code or any other provision of the Plan that refers to or is based upon such section. For tax purposes, this Section 10 shall be treated as separate and apart from the balance of the Plan.

11.       Registration of Certificates. It is anticipated that shares of Corning Common Stock purchased by the employee shall be held by a third party agent in an investment account established for and by the employee and that, unless special arrangements are made to the contrary, if there are any dividends paid on shares of Corning Common Stock purchased under the Plan such dividends will be reinvested.

Upon request by the employee to the third party agent or Corning, as appropriate, certificates for whole shares will be delivered to the employee. Fractional shares will not be delivered.

Certificates when issued may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family or another person.

12.       Rights as a Stockholder. A participating employee shall not have any of the rights or privileges of a stockholder with respect to shares purchased under the Plan unless and until payment is made for such shares and his ownership interest has been evidenced on Corning's books.

13.       Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's retirement, death, or termination of employment during a quarterly offering period, no payroll deduction shall be taken from any pay due and owing to an employee at such time. In the event of an employee's death and upon the request of his estate but subject to the approval of the Committee, the balance in the deceased employee's payroll deduction account shall be paid to the employee's estate in cash.

14.       Rights Not Transferable. Rights under the Plan are not transferable by a participating employee and are exercisable during the employee's lifetime only by the employee. Any amount credited to the account of any employee under the Plan may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon any employee's account or on any employee's right to purchase will be null and void and without effect.

15.       Application of Funds. All funds received or held by Corning under the Plan may be used for any corporate purpose.

16.       Adjustments upon Changes in Capitalization, Merger or Sale of Assets. In the event of any stock split, stock dividend, spin-off, reclassification, recapitalization or other similar event affecting Corning's Common Stock, adjustments may be made in the number of shares approved for the Plan, the number and kind of shares of stock to be purchased pursuant to each option and the price per share of common stock covered by each option. Any such adjustment will be made by the Committee, whose determination shall be final. In the event of a proposed sale of all or substantially all of the assets of the Corporation or the merger or consolidation of the Corporation with another company, the Board may determine that each option will be assumed by, or an equivalent option substituted by the successor company or an affiliate, that the purchase date will be accelerated, or that all outstanding options will terminate and accumulated payroll deductions will be refunded. In the event of any other change affecting Corning Common Stock, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event.

17.       Amendment of the Plan. The Board may terminate or amend the Plan at any time, except that it may not, without shareholder approval, increase the number of shares subject to the Plan other than as described in Section 16 of the Plan. The Board is expressly authorized to amend the Plan in any respect the Board deems necessary or advisable to provide employees with the maximum benefits provided or to be provided under provisions of the Code relating to employee stock purchase plans and/or to bring the Plan and/or rights to purchase shares granted under it into compliance therewith. Rights and obligations under a right to purchase shares granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

18.       Termination of the Plan. The Plan and all rights of employees under any offering hereunder shall terminate on the earlier of:

(a)             the day that participating employees become entitled to purchase a number of shares greater than the number of shares remaining available for purchase; provided, however, if the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair;

(b)	May 1, 2010; or

(c)	at any time, at the discretion of the Board.

Upon termination of the Plan all amounts in the accounts of participating employees shall be carried forward into the employee's payroll deduction account under a successor plan, if any, or promptly refunded.

19.       Compliance with Rule 16b-3. Any transactions under the Plan with respect to officers (as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended, (the "1934 Act")) are intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.       Compliance with Code Section 409A. Notwithstanding the provisions of Sections 1, 16 and 17 of the Plan, none of the Board, the Committee or the Administrative Committee shall take any action that constitutes a "modification, extension or renewal" of any option under the Plan, as such terms are defined in and interpreted under Code Section 409A and the regulations adopted in connection with Code Section 409A, which would cause the Plan to be a "deferred compensation plan" subject to the provisions of Section 409A. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.       Governmental Regulations. The Corporation's obligation to sell and deliver shares of Corning Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

22.       Stock. The shares of Corning Common Stock subject to sale under the Plan may be either (i) authorized and unissued, (ii) issued and held in the Corporation's treasury, or (iii) purchased on the open market by a third party agent.

23.	No Employment Rights. Nothing in this Plan shall confer on any employee any express or implied right to employment or continued employment by the Corporation or any Affiliate, whether for the duration of the Plan or otherwise. This Plan shall not form part of any contract of employment between the Corporation or any Affiliate and any employee of the Corporation or any Affiliate, nor shall this Plan amend, abrogate or affect any existing employment contract between the Corporation or any Affiliate and their respective employees. Nothing in this Plan shall confer on any person any legal or equitable right against the Corporation or any Affiliate directly or indirectly or give rise to any cause of action at law or in equity against the Corporation or any Affiliate.

24.       No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Corporation or any subsidiary from taking any corporate action that is deemed by the Corporation or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any subsidiary as a result of any such action.

25.       Limits on Compensation. Neither the Stock purchased by a participating employee under the Plan nor any stock purchase account maintained under this Plan nor any other benefit conferred hereby shall form any part of the wages or salary of any Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Corporation or any subsidiary be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for ceasing to be an employee, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

26.       Effect upon other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Corporation or any subsidiary. Nothing in the Plan shall be construed to limit the right of the Corporation, any parent or subsidiary company to (a) establish any other forms of incentives or compensation for employees of the Corporation, a parent or subsidiary company or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

27.       Compliance with Applicable Laws. The Corporation's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Corporation shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Corporation from taking any such action with respect to such employee.

28.       Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

29.       Governing Law. All provisions of the Plan shall be construed in accordance with the laws of New York except to the extent preempted by federal law.

APPENDIX J

Corning Incorporated

2006 Variable Compensation Plan

1.	PURPOSE

The purpose of the Corning Incorporated 2006 Variable Compensation Plan (the "Plan") is to motivate and reward performance with tax deductible payments to those executive officers of Corning Incorporated (“Corning” or the "Corporation") subject to Section 162(m) of the Internal Revenue of 1986, as amended, and to the regulations and rulings promulgated thereunder (the "Code").

2.	EFFECTIVE DATE AND TERM

The Plan shall be effective for Corning's 2006 fiscal year upon approval by Corning's shareholders and will continue for each subsequent fiscal year through May 1, 2011, unless earlier terminated by Corning's Board of Directors (the "Board").

3.	PARTICIPANTS

The individuals who may receive payments under the Plan, based on performance for any fiscal year while the Plan is in effect, shall be those persons employed by the Corporation at the end of each fiscal year who constitute the Corporation's chief executive officer and all other highly compensated executive officers whose compensation may be subject to the scope of Section 162(m) of the Code.

4.	COMMITTEE ADMINISTRATION

The Plan shall be administered by a committee appointed by the Board of Directors and consisting of at least three non-employee directors, each of whom satisfies the requirements for an "outside director" as that term is defined under Section 162(m) of the Code. The Committee shall have the sole authority and discretion to administer and interpret the Plan in good faith to satisfy the requirements for tax deductibility of payments in accordance with Section 162(m) of the Code. Such authority shall include selection of the performance criteria for any applicable fiscal year and the individual participants. Decisions of the Committee shall be final, conclusive and binding on all parties including the Corporation, its stockholders and participants, and their personal representatives, beneficiaries and heirs.

5.	PERFORMANCE CRITERIA

The Committee shall select the performance criterion or criteria for each individual participant for any fiscal year during the first fiscal quarter of such year and the formula or formulae for determining the amount of payment that the Committee may award for performance during such year. The performance criteria which the

Committee may use are: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, cashflow, revenues, returns on assets, equity or investments, shareholder return and/or value, working capital and stock price. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect corporate performance alone or performance relative to the performance of a peer group of entities or other external measure of the criteria selected. Profit, earnings and revenues used for any performance criteria measurements shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial performance appearing in the Corporation's annual report to shareholders for the applicable year.

6.	PERFORMANCE GOALS

Prior to the end of the first quarter of each fiscal year the Plan is in effect, the Committee shall establish in writing the performance goals, based on one or more of the performance criteria set forth in Section 5, and payment schedules or formulae tied to such goals for the individuals described in Section 3.

7.	PAYMENTS

The Committee shall certify in writing the attainment of the applicable performance goals before making any payments for the applicable performance year. The Committee, at its sole discretion, may reduce the amount of payment below that determined using the applicable performance criteria or formulae for a given participant. No participant may receive an aggregate payment for a fiscal year's performance in excess of $5,000,000. Payments may be made in cash, stock options or shares of common stock of the Corporation or any combination thereof. If any payments are made in the form of common stock or stock options of the Corporation, the value thereof shall be determined as the mean of the high and low prices of the common stock as of the date the Committee certifies the attainment of performance goals and the number of shares so issued or shares underlying any stock options so issued shall be deducted from the number of shares available for issue under the Corporation's 2005 Employee Equity Participation Program (or subsequent Program then in effect).

8.	PAYMENT DEFERRALS

The Committee may mandate and/or permit the deferral of all or a portion of any payment earned under the Plan. Deferred payment accounts may be denominated in: cash amounts with the crediting of interest; phantom mutual fund accounts; or common stock equivalent unit accounts, provided that any crediting of interest or dividend equivalents shall not cause the eventual payment to be nondeductible under Section 162(m) of the Code as determined in good faith by the Committee at the time of such crediting. All such deferrals shall be made under a deferred compensation plan of the Corporation that satisfies the requirements of Code Section 409A.

9.	AMENDMENT; TERMINATION

The Board of Directors may amend, modify or terminate the Plan as it deems appropriate to serve the Plan's purposes, subject to shareholder approval to the extent required by Section 162(m) of the Code, other applicable law or the rules of any applicable stock exchange.

10.	SECTION 162(M)

All payments under this Plan are designed to satisfy the special requirements for performance-based compensation set forth in Section 162(m) of the Code, and the Plan shall be so construed. If a provision of the Plan causes the payment to fail to satisfy these special requirements, it shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

11.	OTHER INCENTIVE PLANS

The Board may provide that persons specified in Section 3 may participate in and receive payments under other incentive compensation plans, programs and arrangements maintained by the Corporation, as it deems appropriate and necessary.

12.	NO TRUST

The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation or any affiliate pursuant to this Plan, such right shall not be greater than the right of any unsecured general creditor of the Corporation or of any affiliate.

13.	GOVERNING LAW

The validity, construction and effect of the Plan and any agreements or other instruments issued under it shall be determined in accordance with the laws of New York without reference to the principles of conflict of laws.

14.	SEVERABILITY

If any portion of this Plan is deemed to be void, that portion of the Plan, and that portion only, will be deemed void. All other provisions of the Plan will remain in effect.

APPENDIX K

CORNING INCORPORATED

2003 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

1.	THE PLAN

a)           Purpose. This Corning Incorporated 2003 Equity Plan for Non-Employee Directors (the “Plan”) is intended to benefit the shareholders of Corning Incorporated (the “Corporation”) by providing a means to attract, retain and reward outstanding non-employee directors of the Corporation (“Directors”) who can and do contribute to the longer-term financial success of the Corporation and to increase their proprietary interest in the Corporation.

b)           Effective Date. The Plan will become effective upon its approval by the affirmative vote of a majority of the votes cast at the Corporation’s 2003 Annual Meeting of Shareholders and shall continue until December 31, 2007. If approved at the 2006 Annual Meeting of Shareholders, the Plan will expire on December 31, 2010.

2.	ADMINISTRATION

a)           Committee. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”), provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Plan.

b)           Powers and Authority. The Committee’s powers and authority include, but are not limited to: permitting transferability of awards to eligible third parties for estate planning purposes; interpreting the Plan’s provisions; and administering the Plan in a manner that is consistent with its purpose. The Committee’s decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award or option granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board shall be liable for any action or determination made in good faith in administering the Plan.

c)            Awards and Award Prices. All grants of Shares (as hereinafter defined) or options to purchase Shares as more fully described in Section 5 (an “Award”) shall be determined by the Board, in such type and magnitude, and subject to such terms and conditions (including vesting and forfeiture rules), as it shall determine. All Awards denominated or made in shares of Common Stock, par value $.50, of the Corporation (the “Shares”) shall use as the per Share price the mean between the high and low price of a Share on the New York Stock Exchange on the applicable date as determined by the Board or Committee, or if Shares are not traded on such date, the mean between the high and low price on the next preceding day on which such Shares are traded. The applicable date shall be the day on which the Award is granted.

d)           Notwithstanding any other provisions of this Plan to the contrary, no stock option or stock award may be modified, extended or renewed in any way subsequent to the date of grant if such modification, extension or renewal would be considered the grant of a new option for purposes of IRC Code Section 409A.

3.	ELIGIBILITY

Only Directors of the Corporation who at the time an Award is made meet the following criteria shall be eligible to receive Awards under the Plan: (a) the Director is not, and has not been for at least three years, an employee or officer of the Corporation or any subsidiary of the Corporation, and (b) the Director is a “outside director” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any similar rule which may subsequently be in effect.

4.	SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

a)           Maximum Shares Available for Delivery. Subject to adjustments under Section 4(c), the maximum number of Shares that may be delivered to Directors and their beneficiaries under the Plan shall be 750,000. Any Shares covered by an Award (or portion of an Award) granted under the Plan, which is forfeited or canceled or expires, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any stock option is exercised by tendering Shares, either actually or by attestation, to the Corporation as full or partial payment for such exercise under this Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

b)	Adjustments for Corporate Transactions.

(i)           The Committee may determine that a corporate transaction has affected the price per Share or the number of Shares outstanding such that an adjustment or adjustments to outstanding awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of an Award. For this purpose a corporate transaction will include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar occurrence. In the event of such a corporate transaction, the Committee may, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may be delivered under the Plan pursuant to Section 4(a); (ii) the number and kind of shares subject to outstanding Awards; and (iii) the exercise price of outstanding stock options.

(ii)          In the event that the Corporation is not the surviving Corporation of a merger, consolidation or amalgamation with another Corporation, or in the event of a liquidation or reorganization of the Corporation, and in the absence of the surviving corporation’s assumption of outstanding Awards made under the Plan, the Committee may provide for appropriate adjustments and/or settlements of such grants either at the time of grant or at a subsequent date. The Committee may also provide for adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purpose in the event of any other change-in-control of the Corporation.

5.	TYPES OF AWARDS

a)           General. An Award may be granted singularly, in combination with another Award or in tandem whereby exercise or vesting of one Award held by a Director cancels another Award held by the Director. The types of Awards that may be granted under the Plan include:

b)           Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than one hundred percent (100%) of the per Share amount stipulated by Section 2(c). The Shares covered by a stock option may be purchased by means of a cash payment of the exercise price and any required withholding tax or such other means as the Committee may from time to time permit, including, without limitation, one or more of: (i) tendering Shares valued using the market price at the time of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Corporation a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise prior to the issuance of the Shares by the Corporation; or (iii) any combination of the above. All options shall be non-qualified options.

No option granted under the Plan may have an expiration later than ten years after its grant. Each option will terminate in its entirety on the earliest of (1) the third anniversary of the date on which the grantee ceased to be a Corning Director, (2) the date on which written notice of termination of the option is given to the former Director (or such later date as is specified in that notice), and (3) the option’s expiration date.

c)

Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future, subject to such conditions, restrictions and contingencies as the Committee shall determine. Notwithstanding the preceding, there shall be a minimum restriction period no shorter than one year for performance-based restricted shares and a minimum restriction period no shorter than three years for time-based restricted shares awarded under the Plan at the time such stock awards are granted.

6.	STOCK AWARD SETTLEMENTS AND PAYMENTS

a)           Dividends and Dividend Equivalents. Prior to the time that a Stock Award becomes vested, no dividends or dividend equivalent payments will be paid or credited to a Director’s account.

b)           Payments. Stock Awards may be settled through cash payments, the delivery of Shares, the granting of Awards or combination thereof, as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

7.	PLAN AMENDMENT AND TERMINATION

a)           Amendments. Any Plan amendments will comply with the New York Stock Exchange listing requirements. The Board may amend this Plan as it deems necessary and appropriate to better achieve the Plan’s purpose, provided, however, that: (i) the Share limitation set forth in Section 4 cannot be increased, and (ii) the minimum stock option exercise price set forth in Section 2, cannot be changed unless such a plan amendment is properly approved by the Corporation’s shareholders.

b)           Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding Award granted under the Plan or the applicable Director’s rights regarding such Award.

8.	MISCELLANEOUS

a)           No Individual Rights. No person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Director the right to be re-nominated or to continue to serve the Corporation, any subsidiary or related entity, in such capacity.

b)           Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any Director or beneficiary of a Director. To the extent any person holds any obligation of the Corporation by virtue of an Award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Corporation and accordingly shall not confer upon such person any right, title or interest in any assets of the Corporation.

c)            No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

d)           Governing Law. The validity, construction and effect of the Plan and any Award, agreement or other instrument issued under it shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of law.

+
CORNING MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T
	☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card	123456 C0123456789 12345
Please mark your vote as indicated in this example.	☒	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold		For	Withhold		For	Withhold
01 - James B. Flaws	☐	☐	03 - James J. O’Connor	☐	☐	05 - Peter F. Volanakis	☐	☐
02 - James R. Houghton	☐	☐	04 - Deborah D. Rieman	☐	☐	06 - Padmasree Warrior	☐	☐
B	Proposals
The Board of Directors recommends a vote FOR proposals 2 through 5:
		For	Against	Abstain			For	Against	Abstain
2.	Approval of the Amendment of the 2002 Worldwide Employee Share Purchase Plan.	☐	☐	☐	5.	Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2006.	☐	☐	☐
3.	Approval of the Adoption of the 2006 Variable Compensation Plan.	☐	☐	☐		The Board of Directors recommends a vote AGAINST the following proposal:
4.	Approval of the Amendment of the 2003 Equity Plan for Non-Employee Directors.	☐	☐	☐	6.	Shareholder proposal relating to the election of each director annually.	☐	☐	☐
C	Administrative Matters

1.	To Discontinue receiving duplicate Annual Reports, please mark the box to the right with an X.	☐

2.	If you plan on attending the meeting, please mark the box to the right with an X.	☐
D	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
		/	/
+
1 U P X	0 0 8 2 3 8 1

Proxy - Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2006 MEETING OF SHAREHOLDERS

APRIL 27, 2006

The undersigned hereby appoints James B. Flaws, James R. Houghton and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 27, 2006, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 27, 2006, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-866-731-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 27, 2006.
THANK YOU FOR VOTING

+
CORNING MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T
	☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card
Please mark your vote as indicated in this example.	☒
A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold		For	Withhold		For	Withhold
01 - James B. Flaws	☐	☐	03 - James J. O’Connor	☐	☐	05 - Peter F. Volanakis	☐	☐
02 - James R. Houghton	☐	☐	04 - Deborah D. Rieman	☐	☐	06 - Padmasree Warrior	☐	☐
B	Proposals
The Board of Directors recommends a vote FOR proposals 2 through 5:
		For	Against	Abstain			For	Against	Abstain
2.	Approval of the Amendment of the 2002 Worldwide Employee Share Purchase Plan.	☐	☐	☐	5.	Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2006.	☐	☐	☐
3.	Approval of the Adoption of the 2006 Variable Compensation Plan.	☐	☐	☐		The Board of Directors recommends a vote AGAINST the following proposal:
4.	Approval of the Amendment of the 2003 Equity Plan for Non-Employee Directors.	☐	☐	☐	6.	Shareholder proposal relating to the election of each director annually.	☐	☐	☐
C	Administrative Matters

1.	To Discontinue receiving duplicate Annual Reports, please mark the box to the right with an X.	☐

2.	If you plan on attending the meeting, please mark the box to the right with an X.	☐
D	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
		/	/
+
1 U P X	0 0 8 2 3 8 2

Proxy - Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2006 MEETING OF SHAREHOLDERS

APRIL 27, 2006

The undersigned hereby appoints James B. Flaws, James R. Houghton and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 27, 2006, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 27, 2006, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)